File No. 811-09869

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-2

[ X ] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT
      OF 1940

[ X ] Amendment No  3
                   ---

                        FRANKLIN FLOATING RATE MASTER TRUST
                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                   ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                    650-312-2000
                (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 MURRAY L. SIMPSON,
                                 -----------------
                   ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
                   ----------------------------------------------
                 (NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)

                                  ---------------


                      Please Send A Copy of Communications to:

                              Merrill R. Steiner, Esq.
                       Stradley, Ronon, Stevens & Young, LLP
                              2600 One Commerce Square
                       Philadelphia, Pennsylvania 19103-7098



IF APPROPRIATE, CHECK THE FOLLOWING BOX:
      [__] THIS [POST-EFFECTIVE] AMENDMENT DESIGNATES A NEW EFFECTIVE DATE FOR A
           PREVIOUSLY FILED [POST-EFFECTIVE AMENDMENT] [REGISTRATION STATEMENT].

IT IS PROPOSED THAT THIS FILING WILL BECOME EFFECTIVE IMMEDIATELY UPON FILING UNDER THE INVESTMENT COMPANY ACT OF 1940.




                           FRANKLIN TEMPLETON INVESTMENTS

                       FRANKLIN FLOATING RATE MASTER TRUST

                      FRANKLIN FLOATING RATE MASTER SERIES
                          (INVESTMENT STRATEGY: INCOME)

                                December 1, 2001

FORM N-2, PART A:

RESPONSES TO ITEMS 1 AND 2 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH 3 OF INSTRUCTION G OF THE GENERAL INSTRUCTIONS TO FORM N-2.

In this Prospectus certain terms begin with capital letters. This means the term is explained under "Useful Terms and Definitions" in Part B.

ITEM 3.  FEE TABLE

EXPENSE SUMMARY

This table is designed to help the shareholder understand the costs of investing in the Fund. The Fund's actual expenses may vary. For additional information regarding the fees and expenses, please review Item 9 entitled "Management" on page 22.

A.    SHAREHOLDER TRANSACTION EXPENSES              AMOUNT
                                                    ------

      Maximum Sales Charge (Load)
      (as a percentage of offering price)           None


B. ANNUAL FUND OPERATING EXPENSES (AS A PERCENTAGE OF NET ASSETS ATTRIBUTABLE TO COMMON SHARES)

      Management fees                               0.80%
      Other expenses*                               0.21%
                                                    -----
      Total annual fund operating expenses          1.01%
                                                    -----

----------------------------------------------------
* Other expenses are based on estimated amounts for the current fiscal year. For the fiscal year ended September 30, 2001, the manager and administrator had agreed in advance to limit their respective fees. With this reduction, management fees were 0.56% and net annual Fund operating expenses were 0.62%. The manager may end this arrangement at any time upon notice to the Trust's Board of Trustees.



C.    Example

      Assume the Fund's annual return is 5%, operating expenses are as described above, and the shareholder sells its Common Shares after the number of years shown. These are projected amounts the shareholder would pay for each $1,000 that the shareholder invests in Common Shares.

                          1 YEAR       3 YEARS       5 YEARS       10 YEARS
                          ------       -------       -------       --------
Assuming no tender
of Common Shares for
repurchase by the Fund     $10          $33           $55           $123


This is just an example. It does not represent past or future expenses or returns. Actual expenses and returns may be more or less than those shown. The Fund pays its operating expenses. The effects of these expenses are reflected in its Net Asset Value or dividends and are not directly charged to the shareholder's account.


RESPONSES TO ITEMS 3.2, 4, 5, 6 AND 7 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH 3 OF INSTRUCTION G OF THE GENERAL INSTRUCTIONS TO FORM N-2.


ITEM 8.  GENERAL DESCRIPTION OF THE REGISTRANT

      ITEM 8.1.  GENERAL

The Franklin Floating Rate Master Trust (the "Trust") was organized as a Delaware business trust and filed its Certificate of Trust in the State of Delaware on November 16, 1999. The Trust is registered as a closed-end management investment company with the SEC and has one series of shares of beneficial interest, the Franklin Floating Rate Master Series (the "Fund"). The Fund is a non-diversified investment company. This means the Fund is not limited in the amount of assets that it may invest in any single issuer of securities except to the extent that any adverse tax consequences would arise.


      ITEM 8.2.  INVESTMENT OBJECTIVE AND POLICIES

INVESTMENT OBJECTIVE

The Fund's investment goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates. This investment goal is a fundamental policy of the Fund, which means that the goal may not be changed without a vote of a majority of the outstanding shares of the Fund. There can be no assurance that the investment goal of the Fund will be achieved.

The Fund intends to invest the net proceeds from the sale of Common Shares in accordance with the Fund's investment goal and policies as soon as practicable, based on market conditions. The Fund's immediate ability to pursue its investment goal will depend on economic and market conditions, including the availability of senior secured Corporate Loans and Corporate Debt Securities. If the manager determines that market conditions are not favorable, the manager will initially invest the proceeds in short-term debt obligations or instruments that the Fund may normally purchase. During periods when the Fund is experiencing a large inflow of assets, there is a risk that the assets may not be promptly and effectively invested.

INVESTMENT POLICIES


The manager uses its credit analysis to select Corporate Loans and Corporate Debt Securities that are suitable for investment by the Fund. Under normal market conditions, the Fund will invest at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Corporate Loans and Corporate Debt Securities that are made to, or issued by, Borrowers that are U.S. companies, foreign borrowers and U.S. subsidiaries of borrowers and that have Floating Interest Rates. Shareholders will be given 60 days' advance notice of any change to this policy. Floating Interest Rates are: (i) variable rates which adjust to a base rate, such as LIBOR or the CD Rate on set dates, typically every 30 days but not to exceed one year; (ii) interest rates that vary at a set margin above a generally recognized base lending interest such as the Prime Rate of a designated U.S. bank; or (iii) one of the foregoing interest rates which are convertible to fixed rate instruments. Upon conversion of any such loans or securities to fixed rate instruments, the Fund will as promptly as is reasonable rebalance its investments to meet the 80% level described above. The Fund may not meet the 80% level during periods pending investment of the proceeds from the offering of the Fund's Common Shares. It also may not meet the 80% level during temporary defensive periods when the manager believes that suitable Corporate Loans and Corporate Debt Securities are not available or prevailing market or economic conditions warrant.

Under normal conditions, at least 65% of the Fund's total assets will be invested in Corporate Loans or Corporate Debt Securities that are rated by an NRSRO with the equivalent of a B or higher rating by S&P or Moody's, or, if unrated, determined to be of comparable quality by the manager. The Fund may, however, invest up to 35% of its total assets in Corporate Loans or Corporate Debt Securities that are rated less than such a B rating by an NRSRO or, if unrated, determined to be of comparable quality by the manager. See "Description of Ratings" in Part B. The Fund will make such an investment only after the manager determines that the investment is suitable for the Fund based on the manager's independent credit analysis. See "The Manager's Credit Analysis."

Corporate Loans are loans made to corporations. In return, the corporation pays interest and principal to the Lenders. Corporate Loans also include Participation Interests in Corporation Loans or Assignments of Corporate Loans. Corporate Debt Securities are investments by securityholders in obligations issued by corporations. In exchange for their investment in the corporation, securityholders receive income from the corporation and the return of their investments in the corporation, as more fully described below. Before the Fund invests in a Corporate Loan or Corporate Debt Security, the manager will analyze the likelihood that the Borrower can and will make the required payments on the Corporate Loan or Corporate Debt Security.

The Fund will invest primarily in Corporate Loans and Corporate Debt Securities that are secured by collateral, which has been pledged by the corporation to the Lenders or securityholders. This means that the corporation has entered into a written promise to deliver, or has actually delivered, to the Lenders or securityholders property that will legally become the property of the Lenders or securityholders in case the corporation Defaults in paying interest or principal.

In addition, these secured Corporate Loans and Corporate Debt Securities will hold the most senior secured position in the capitalization structure of the corporation. This means that, in case the corporation becomes insolvent, the Lenders or securityholders of such debt obligations will be paid before other creditors of the corporation from the assets of the corporation.

The Fund's investments may be either unrated or rated by one or more NRSROs, which are independent rating organizations such as S&P or Moody's. These organizations rate obligations by grading the company issuing the obligations based upon its financial soundness. Lists of these ratings are shown in the Appendix to this prospectus. Generally, the lower the rating category, the more risky is the investment. If the Fund is going to invest in an obligation that is unrated, the manager will determine its quality. The Corporate Loans and Corporate Debt Securities in which the Fund invests generally are currently not rated by any NRSRO.

Based on the criteria above, the Fund may invest up to 100% of its portfolio in senior secured Corporate Loans or Corporate Debt Securities that may be high yield, high risk, debt securities that are rated less than investment grade (i.e. less than BBB). These entail Default and other risks greater than those associated with higher-rated securities. Generally, the lower the rating category, the more risky is the investment. Unsecured debt securities rated BBB or lower by S&P or Baa or lower by Moody's are considered to be high yield, high risk investments, commonly known as "junk bonds." However, the senior secured Corporate Loans and Corporate Debt Securities in which the Fund primarily invests are not junk bonds. They have features that junk bonds generally do not have. These Corporate Loans and Corporate Debt Securities are senior obligations of the Borrower and are secured by collateral. They generally are subject to certain restrictive covenants in favor of the Lenders or securityholders that invest in the Corporate Loans or Corporate Debt Securities.

Under normal conditions, the Fund may invest up to 20% of its net assets in certain other types of debt obligations, as described below, or in cash. The Fund may invest in Unsecured Corporate Loans and Unsecured Corporate Debt Securities. This means that the Corporate Loans and Corporate Debt Securities are not backed by collateral. These loans and securities also may not be as senior in priority among creditors of the Borrower. Thus, if a Borrower Defaults on an Unsecured Corporate Loan or Unsecured Debt Security, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due. The manager will determine that the Borrowers in such transactions are creditworthy, under the same analysis that the manager uses for senior secured Corporate Loans and Corporate Debt Securities.

The Fund also may invest in secured or unsecured short-term debt obligations. These include U.S. government securities, U.S. government agency securities (some of which may not be backed by the full faith and credit of the United States), bank money market instruments (such as CDs), corporate and commercial obligations (such as commercial paper, bankers' acceptances and medium-term notes) and repurchase agreements. These short-term debt obligations will be rated within the four highest rating categories assigned by a NRSRO, or, if unrated, determined to be of comparable quality by the manager.

None of these short-term debt obligations are required to be backed by collateral. However, short-term debt obligations purchased by the Fund will be (or counterparties associated therewith will be) investment grade. This means that they will be rated Baa, P-3 or higher by Moody's or BBB, A-3 or higher by S&P or, if unrated, determined to be of comparable quality by the manager. The Fund also may invest in fixed rate obligations of U.S. companies, foreign companies or U.S. subsidiaries of foreign companies. The manager will determine that the companies issuing these obligations are creditworthy. When the Fund invests in fixed rate obligations, it also may enter into an interest rate swap in order to limit the exposure of such obligations against fluctuations in interest rates.

Securities rated Baa, BBB, P-3 or A-3 are considered to have adequate capacity for payment of principal and interest, but are more susceptible to adverse economic conditions than higher rated securities and, in the case of securities rated BBB or Baa (or comparable unrated securities), have speculative characteristics. Such securities (other than senior secured Corporate Loans and Corporate Debt Securities), cash and cash equivalents will not exceed 20% of the Fund's net assets except (i) during interim periods when investment of the net proceeds of public offerings of the Fund's securities is pending, (ii) pending reinvestment of proceeds of the sale of a security held by the Fund, and (iii) during temporary defensive periods when, in the opinion of the manager, suitable Corporate Loans and Corporate Debt Securities are not available or prevailing market or economic conditions warrant. Investments in Unsecured Corporate Loans and Unsecured Corporate Debt Securities will be made on the same basis as investments in senior secured Corporate Loans and Corporate Debt Securities as described herein, except with respect to collateral and seniority requirements.

MATURITIES. The Fund has no restrictions on portfolio maturity. The Fund anticipates that a majority of the Corporate Loans and Corporate Debt Securities in which it will invest will have stated maturities ranging from three to ten years. This means that the Borrower is required to fully repay the obligation within that time period. The Fund also anticipates that the Corporate Loans and Corporate Debt Securities will have an average expected life of three to five years.


The expected average life of the Corporate Loans and Corporate Debt Securities is less than their stated maturity because it is anticipated that some Borrowers will pay off their obligations early. Corporate Loans usually will require the Borrower to prepay the Corporate Loan if the Borrower has excess cash flow. Also, Corporate Loans usually permit the Borrower to prepay at its election. The degree to which Borrowers prepay Corporate Loans and Corporate Debt Securities, whether as a contractual requirement or at their election, cannot be predicted with accuracy. General business conditions, the financial condition of the Borrower and competitive conditions among Lenders are all factors that affect prepayments. Such prepayments may require the Fund to replace a Corporate Loan, Corporate Debt Security or other investment with a lower yielding security. This may adversely affect the Net Asset Value of Common Shares.


NON-CONCENTRATION IN SINGLE INDUSTRY. The SEC takes the position that investing more than 25% of the Fund's total assets in a single industry or group of industries represents "concentration" in such industry or group of industries. With the exception noted below, the Fund does not currently intend to invest more than 20% of its assets in the obligations of Borrowers in any single industry. The Fund will invest more than 25% (and may invest up to 100%) of its total assets in the securities of the following industry groups: commercial banks, thrift institutions, insurance companies and finance companies. The Fund may invest at these levels because the Fund regards the issuers of the Corporate Loans in which the Fund may invest to include the Agent Bank that administers the Corporate Loan, and any Intermediate Participant, as well as the Borrower. Since Agent Banks and Intermediate Participants are typically members of such industry group(s) and are involved as an issuer or issuers for the Corporate Loans in which the Fund invests, it is likely that more than 25% and possibly as much as 100% of the Fund will be invested in such issuers, as members of the industry group. As a result, the Fund is subject to certain risks associated with such institutions, both individually and as a group. The availability of Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities may from time to time reduce the Fund's ability to readily comply with this investment policy.


MORE ABOUT CORPORATE LOANS AND CORPORATE DEBT SECURITIES. Before the Fund invests in a Corporate Loan or Corporate Debt Security, the manager will analyze whether the Borrower can make the required payments on the Corporate Loan or Corporate Debt Security.

A Corporate Loan in which the Fund may invest typically is structured by a group of Lenders. This means that the Lenders participate in the negotiations with the Borrower and in the drafting of the terms of the Corporate Loan. The group of Lenders often consists of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions. The Fund will not act as the sole negotiator or sole originator for a Corporate Loan. One or more of the Lenders usually administers the Loan on behalf of all the Lenders. This Lender is referred to as the Agent Bank. For more information about the activities of an Agent Bank, see "Description of Participation Interests and Assignments."

The Fund may invest in a Corporate Loan in one of three ways. It may make a direct investment in the Corporate Loan by participating as one of the Lenders. It may purchase a Participation Interest or it may purchase an Assignment. Participation Interests are interests issued by a Lender or other financial institution which represent a fractional interest in a Corporate Loan. The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests. Holders of Participation Interests are referred to as Participants. An Assignment represents a portion of a Corporate Loan previously attributable to a different Lender. Unlike a Participation Interest, the Fund will generally become a Lender for the purposes of the relevant loan agreement by purchasing an Assignment.


It can be advantageous to the Fund to make a direct investment in a Corporate Loan as one of the Lenders. Such an investment is typically made at par. This means that the Fund receives a return at the full interest rate for the Corporate Loan. On the other hand, when the Fund invests in a Participation Interest or an Assignment, it will normally pay a fee or forego a portion of the interest payment. Consequently, the Fund's return on such an investment may be lower than it would have been if the Fund had made a direct investment in the underlying Corporate Loan. However, the Fund may be able to invest in Corporate Loans only through Participation Interests or Assignments at certain times when reduced direct investment opportunities in Corporate Loans may exist.


If the Fund purchases an Assignment from a Lender, the Fund will generally have direct contractual rights against the Borrower in favor of the Lenders. On the other hand, if the Fund purchases a Participation Interest either from a Lender or a Participant, the Fund typically will have established a direct contractual relationship with the seller of the Participation Interest, but not with the Borrower. Consequently, the Fund is subject to the credit risk of the Lender or Participant who sold the Participation Interest to the Fund, in addition to the usual credit risk of the Borrower. Therefore, when the Fund invests in Corporate Loans through the purchase of Participation Interests, the manager must consider the creditworthiness of the Agent Bank and any Lenders and Participants interposed between the Fund and a Borrower. These parties are referred to as Intermediate Participants. At the time of investment, the Intermediate Participant's outstanding debt obligations must be investment grade. That is, they must be rated in the four highest rating categories assigned by an NRSRO, such as BBB, A-3 or higher by S&P or Baa, P-3 or higher by Moody's. If unrated, the manager must determine that the obligations are of comparable quality.

Corporate Debt Securities typically are in the form of notes or bonds. They may be issued in a public or private offering in the securities markets. Corporate Debt Securities will have terms similar to Corporate Loans, but will not be in the form of Participation Interests or Assignments. Unlike Corporate Loans, Corporate Debt Securities often are part of a large issue of securities that are held by a large group of investors.


THE FUND'S NON-DIVERSIFIED CLASSIFICATION. The Fund is non-diversified under the 1940 Act. This means that there is no limit on the amount of assets that the Fund may invest in the securities of any one issuer. However, the Fund will limit its investments so that, at the close of each quarter of its taxable year:
(i) not more than 25% of its total assets will be invested in the securities (including Corporate Loans but excluding U.S. government securities or the securities of other regulated investment companies) of a single issuer, and (ii) with respect to 50% of its total assets, not more than 5% of the Fund's assets will be invested in the securities of any one issuer and will not consist of more than 10% of any single issuer's outstanding voting securities.

Since the Fund may invest a large portion of its assets in the obligations of a limited number of issuers, the Net Asset Value of Common Shares may fluctuate more widely and the Fund may present greater risk, than other investments. Also, the Fund may be more susceptible than a more widely diversified company to any single economic, political or regulatory event. However, the Fund does not intend to invest more than 10% of its total assets in the obligations of any single Borrower. For purposes of the diversification requirements, the Fund regards the issuer of a Corporate Loan in which the Fund may invest to include both the Borrower involved in a Corporate Loan and the Agent Bank that administers the Corporate Loan. In addition, the Fund also includes as issuers any Intermediate Participants interpositioned between the Lender and the Fund with respect to a Participation Interest.


HIGHLY LEVERAGED TRANSACTIONS. The Corporate Loans and Corporate Debt Securities in which the Fund invests primarily consist of capital restructurings. This means that a Borrower has undertaken the obligations in order to finance the growth of the Borrower's business through product development or marketing, or to finance changes in the way the Borrower utilizes its assets and invested or borrowed financial resources. Corporate Loans and Corporate Debt Securities also may include senior obligations of a Borrower issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code, provided that such senior obligations are determined by the manager upon its credit analysis to be a suitable investment by the Fund.

A significant portion of such Corporate Loans and Corporate Debt Securities (which may be as much as 100% of the Fund's total assets) may be issued in highly leveraged transactions. This means that the Borrower is assuming large amounts of debt in order to have large amounts of financial resources to attempt to achieve its business objectives. Such business objectives may include: management's taking over control of a company (leveraged buyout); reorganizing the assets and liabilities of a company (leveraged recapitalization); or acquiring another company. Such Corporate Loans and Corporate Debt Securities present special risks.


Such Corporate Loans may be structured to include both term loans, which are generally fully funded at the time of the Fund's investment, and revolving credit facilities, which would require the Fund to make additional investments in the Corporate Loans as required under the terms of the credit facility at the Borrower's demand. Such Corporate Loans also may include receivables purchase facilities, which are similar to revolving credit facilities secured by a Borrower's receivables.

FOREIGN BORROWERS. The Fund may invest in Corporate Loans and Corporate Debt Securities which are made to, or issued by, foreign Borrowers and U.S. subsidiaries of foreign Borrowers. For purposes of this prospectus, Corporate Loans and Corporate Debt Securities of foreign Borrowers include such loans or debt securities that have one or more of the following characteristics: (1) the principal trading market of the loan or security is in a foreign country; (2) at least 50% of the revenue of the Borrower is generated from goods produced or sold, investments made, or services performed in a foreign country; (3) the Borrower is organized under the laws of a foreign country; or (4) at least 50% of the assets of the Borrower are situated in a foreign country. The Fund normally invests primarily in U.S. Borrowers, but may invest up to 65% of its assets in foreign Borrowers in developed countries other than the U.S. The Fund may from time to time invest in foreign Borrowers in emerging market countries, but currently does not intend to invest more than 35% of its assets in foreign Borrowers in emerging market countries. The Fund considers a country to be an emerging market country if it is defined as a country with an emerging or developing economy by any one of the following: the International Bank for Reconstruction and Development (commonly known as the World Bank), the International Finance Corporation, or the United Nations or its agencies or authorities.

The manager will evaluate the creditworthiness of and the Fund will invest in Corporate Loans and Corporate Debt Securities of foreign Borrowers and U.S. subsidiaries of foreign Borrowers by using the same analysis as it uses for U.S. Borrowers. The Fund will invest in Corporate Loans and Corporate Debt Securities of foreign Borrowers and U.S. subsidiaries of foreign Borrowers, provided that the loans and securities are U.S. dollar-denominated, or the Fund uses a foreign currency swap for payments in U.S. dollars. U.S. dollar-denominated loans and securities are loans and securities for which the Fund pays in U.S. dollars and the Borrower pays principal, interest, dividends or distributions in U.S. dollars. The Fund may invest in a Corporate Loan or Corporate Debt Security that is not denominated in U.S. dollars if the Fund arranges for payments in U.S. dollars by entering into a foreign currency swap. See "Foreign Currency Swaps."

Loans to, and securities issued by, foreign Borrowers and U.S. subsidiaries of foreign Borrowers may involve risks not typically involved in domestic investments and loans to, and securities issued by, foreign Borrowers and U.S. subsidiaries of foreign Borrowers in emerging market countries involve additional risks.

THE MANAGER'S CREDIT ANALYSIS. The manager generally will determine the value of the collateral backing a secured Corporate Loan or Corporate Debt Security by customary valuation techniques that it considers appropriate. Such valuation techniques may include reference to financial statements of the Borrower, independent appraisal, or obtaining the market value of such collateral (e.g., cash or securities) if it is readily ascertainable. The value assigned to the collateral by the manager may be higher than the value at which the Borrower values the collateral on the Borrower's books. The Agent Bank may rely on independent appraisals as to the value of specific collateral. The Agent Bank, however, may not obtain an independent appraisal in all cases. However, there are risks that the collateral may not be sufficient in the event that a Borrower or issuer Defaults in paying interest or principal.

The terms of each secured Corporate Loan and Corporate Debt Security require that collateral have a fair market value at least equal to 100% of the amount of such Corporate Loan or Corporate Debt Security. The manager generally will determine the value of the collateral by customary valuation techniques that it considers appropriate. However, the value of the collateral may decline following the Fund's investment. Also, collateral may be difficult to sell and there are other risks which may cause the collateral to be insufficient in the event of a Default. Consequently, the Fund might not receive payments to which it is entitled.

The collateral may consist of various types of assets or interests. It may include working capital assets, such as accounts receivable or inventory. Inventory is the goods a company has in stock, including finished goods, goods in the process of being manufactured and the supplies used in the process of manufacturing. Accounts receivable are the monies due to a company for merchandise or securities that it has sold, or for the services it has provided. It also may include tangible fixed assets, such as real property, buildings and equipment or intangible assets, such as trademarks, copyrights and patent rights, or securities of subsidiaries or affiliates. Where the Borrower is a privately held company, the company's owners may provide additional security. They may do this by giving personal guarantees of performance or by agreeing to transfer other securities that they own to the Lenders in the event that the obligations are not repaid. In addition, the Fund may invest in Corporate Loans that are fully collateralized by assets of such shareholders or owners, rather than by assets of the Borrower. However, such guarantees will be fully secured.

The Fund will invest in a Corporate Loan or Corporate Debt Security only if the manager judges that the Borrower can meet the scheduled payments on the obligation. In addition, the manager will consider other factors it believes are appropriate to the analysis of the Borrower and the Corporate Loan or Corporate Debt Security. Such factors may include financial ratios of the Borrower, such as the Interest Coverage Ratio and Leverage Ratio. The manager also will consider the nature of the industry in which the Borrower is engaged, the nature of the Borrower's assets and the general quality of the Borrower. The manager considers developing political, diplomatic, regulatory and operational impacts on the nature of the industry and economy in which the Borrower is engaged, especially in light of the rapid world developments after the terrorism actions in September 2001. Particularly, with respect to foreign Borrowers and U.S. subsidiaries of foreign Borrowers, the manager considers the nature of the foreign countries, economies and markets in which the foreign Borrower is located and operates, which includes the impact on the creditworthiness of the Borrower of political, diplomatic, legal, regulatory and operational aspects of, and developments in, such foreign countries, including the risks or impact of war, regional conflicts or terrorism. These factors are extremely difficult, if not impossible, to predict and, consequently, the manager may be unable to assess effectively any adverse impact on the creditworthiness of Borrowers arising from such factors. The Board will review and approve factors used by the manager. The Corporate Loans and Corporate Debt Securities in which the Fund invests generally are not rated by an NRSRO.


When the manager selects Corporate Loans and Corporate Debt Securities for investment by the Fund, it primarily considers the creditworthiness of the Borrower. The manager will not base its selection upon the quality ratings of other debt obligations of a Borrower. These other debt obligations are often subordinated to the Corporate Loans or Corporate Debt Securities. Instead, the manager will perform its own independent credit analysis of the Borrower, and of the collateral structure for the Corporate Loan or Corporate Debt Security. In making its analysis, the manager will utilize any offering materials and, in the case of Corporate Loans, information prepared and supplied by the Agent Bank, Lender or Participant from whom the Fund purchases its Participation Interest. After the Fund invests in a Corporate Loan and Corporate Debt Security, the manager will continue to evaluate the Corporate Loan or Corporate Debt Security on an ongoing basis.


DESCRIPTION OF FLOATING INTEREST RATES. The rate of interest payable on Corporate Loans or Corporate Debt Securities with Floating Interest Rates is established as the sum of a base lending rate plus a specified margin. These base lending rates generally are LIBOR, the Prime Rate of a designated U.S. bank, the CD Rate, or another base lending rate used by lenders loaning money to companies, so-called commercial lenders. The interest rate on Prime Rate-based Corporate Loans and Corporate Debt Securities floats daily as the Prime Rate changes, while the interest rate on LIBOR-based and CD-based Corporate Loans and Corporate Debt Securities is reset periodically, typically at regular intervals ranging between 30 days and one year.


Certain of the Floating Interest Rate Corporate Loans and Corporate Debt Securities in which the Fund will invest may permit the Borrower to select an interest rate reset period of up to one year. A portion of the Fund's investments may consist of Corporate Loans with interest rates that are fixed for the term of the loan. Investment in Corporate Loans and Corporate Debt Securities with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund's Net Asset Value as a result of changes in interest rates. The Fund may attempt to limit the exposure of its fixed rate Corporate Loans and Corporate Debt Securities against fluctuations in interest rates by entering into interest rate swap transactions. The Fund also will attempt to maintain a portfolio of Corporate Loans and Corporate Debt Securities that will have a dollar weighted average period to the next interest rate adjustment of no more than 90 days.

Borrowers have increasingly selected the LIBOR-based pricing option, resulting in a yield on Corporate Loans and Corporate Debt Securities that is consistently lower than the yield available from the Prime Rate-based pricing option. This trend will significantly limit the ability of the Fund to achieve a net return to shareholders that consistently approximates the average published Prime Rate of leading U.S. banks. For more information about this trend, see the section in Part B entitled "How Does the Fund Invest Its Assets? - Description of Floating or Variable Interest Rates."

FEES. The Fund may receive and/or pay certain fees in connection with its lending activities. These fees are in addition to interest payments received and may include facility fees, commitment fees, commissions and prepayment penalty fees. When the Fund buys a Corporate Loan or Corporate Debt Security, it may receive a facility fee and when it sells a Corporate Loan or Corporate Debt Security the Fund may pay a facility fee. In certain circumstances, the Fund may receive a prepayment penalty fee on the prepayment of a Corporate Loan or Corporate Debt Security by a Borrower.


CURRENCY CONVERSIONS. Loans to U.S. subsidiaries of non-U.S. Borrowers and to U.S. Borrowers with significant non-U.S. dollar-denominated revenues may provide for conversion of all or part of the loan from a U.S. dollar-denominated obligation into a foreign currency obligation at the option of the Borrower. The Fund may invest in Corporate Loans and Corporate Debt Securities which have been converted into non-U.S. dollar-denominated obligations only when provision is made for payments to the Lenders in U.S. dollars pursuant to foreign currency swap arrangements.

FOREIGN CURRENCY SWAPS. Foreign currency swaps involve the exchange by the Fund with another party of the right to receive foreign currency (paid under a Corporate Loan or Corporate Debt Security) for the right to receive U.S. dollars. The Fund will enter into a foreign currency swap only if, at the time of entering into the transaction, the counterparty's outstanding debt obligations are investment grade. This means they are rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's, or determined by the manager to be of comparable quality. The amounts of U.S. dollar payments to be received by the Fund and the foreign currency payments to be received by the counterparty are fixed at the time the swap arrangement is entered into. This locks in the Fund's right to receive payments under a Corporate Loan or Corporate Debt Security in a predetermined amount of U.S. dollars. In this way, the swap protects the Fund from the fluctuations in exchange rates. For more information about foreign currency swaps, see the section in Part B entitled "Investment Policies - Foreign Currency Swaps."


DESCRIPTION OF PARTICIPATION INTERESTS AND ASSIGNMENTS. The Fund may invest in a Corporate Loan in one of three ways: (1) a direct investment in the Corporate Loan by the Fund serving as one of the Lenders; (2) Participation Interests; or
(3) an Assignment. Participation Interests are interests issued by a Lender or other financial institution which represent a fractional interest in a Corporate Loan. The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests. Holders of Participation Interests are referred to as Participants. (For a general description of Lenders and Agent Banks, see "More About Corporate Loans and Corporate Debt Securities.") An Assignment represents a portion of a Corporate Loan. Unlike a Participation Interest, the Fund will generally become a "Lender" for the purposes of the terms of the Corporate Loan by purchasing an Assignment. It can be most advantageous to the Fund to make a direct investment in a Corporate Loan as one of the Lenders. Such an investment is typically made at par. This means that the Fund receives a return at the full interest rate for the Corporate Loan.

On the other hand, when the Fund invests in a Participation Interest or an Assignment, it will normally pay a fee or forego a portion of the interest payment. Consequently, the Fund's return on the investment may not be as great as it would have been if the Fund had made a direct investment in the underlying Corporate Loan.


Opportunities for direct investments in Corporate Loans and to a lesser degree, of investments in Participation Interests or Assignments may, from time to time, be limited. The Fund may not be able to invest in Corporate Loans other than through Participation Interests or Assignments. Due to these possible limitations on supply, there is a risk that the Fund may not be able to invest in Corporate Loans or Corporate Debt Securities to meet the levels of 80% or more of its net assets, plus the amount of any borrowings for investment purposes, (with respect to floating rate securities or senior secured securities) or 65% or more of its total assets (with respect to a rating of B or higher by an NRSRO, or, if unrated, a comparable quality as determined by the manager).

The Lenders or the Agent Bank may have an incentive to market the less desirable Corporate Loans, Participation Interests or Assignments to investors such as the Fund while retaining the more desirable investments for their own inventory. This reduces the availability of the more desirable investments.

The terms of the Participation Interests are privately negotiated between the Fund and the seller. Typically, the Fund will not have established any direct contractual relationship with the Borrower. The Fund will be required to rely on the Lender or the Participant that sold the Participation Interest for the enforcement of the Fund's rights against the Borrower. It also will have to rely on that party for the receipt and processing of payments due to the Fund under the Corporate Loans. Consequently, the Fund is subject to the credit risk of both the Lender or Participant, in addition to the usual credit risk of the Borrower. Lenders and Participants interposed between the Fund and a Borrower, together with Agent Banks, are referred to as Intermediate Participants.


If the Fund purchases an Assignment from a Lender, the Fund will step into the shoes of the original Lender and will have direct contractual rights against the Borrower. An Assignment from a Lender gives the Fund the right to receive payments directly from the Borrower and to enforce its rights as a Lender directly against the Borrower.

In the event the Borrower fails to pay principal and interest when due, the Fund may have to assert rights against the Borrower through an Intermediate Participant. This may subject the Fund to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against the Borrower. Moreover, under the terms of a Participation Interest, the Fund may be regarded as a creditor of the Intermediate Participant rather than of the Borrower. This means that the Fund does not have any direct contractual rights against the Borrower. Also, in the event of the insolvency of the Lender selling the Participation Interest, the Fund may not have any exclusive or senior claim with respect to the Lender's interest in the Corporate Loan, or in the collateral securing the Corporate Loan. Consequently, the Fund may not benefit directly from the collateral supporting the underlying Corporate Loan. There is a risk that the Intermediate Participant may become insolvent. Similar risks may arise with respect to the Agent Bank.

The Agent Bank is a Lender that administers the Corporate Loan. The Agent Bank typically is responsible for collecting principal, interest and fee payments from the Borrower. The Agent Bank then distributes these payments to all Lenders that are parties to the Corporate Loan. The Fund will not act as an Agent Bank. It generally will rely on the Agent Bank or an Intermediate Participant to collect its portion of the payments. The Fund will also rely on the Agent Bank to take appropriate actions against a Borrower that is not making payments as scheduled. Typically, the Agent Bank is given broad discretion in enforcing the terms of the Corporate Loan, and is required to use only the same care it would use in the management of its own property. The Borrower compensates the Agent Bank for these services. Such compensation may include special fees paid at the start of Corporate Loans and other fees paid on a continuing basis.

In the event that a Borrower becomes bankrupt or insolvent, the Borrower may attempt to assert certain legal defenses as a result of improper conduct by the Agent Bank or Intermediate Participant. The Fund will invest in Corporate Loans only if, at the time of investment, all outstanding debt obligations of the Agent Bank and Intermediate Participants are investment grade, i.e., rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's or determined to be of comparable quality in the manager's judgment.


There is a risk that an Agent Bank may have financial difficulty. An Agent Bank could even declare bankruptcy, or have a receiver, conservator, or similar official appointed for it by a regulatory authority. If this happens, assets held by the Agent Bank under the Corporate Loan should remain available to holders of Corporate Loans, including the Fund. However, a regulatory authority or court may determine that assets held by the Agent Bank for the benefit of the Fund are subject to the claims of the Agent Bank's general or secured creditors. The Fund might incur costs and delays in realizing payment on a Corporate Loan or might suffer a loss of principal or interest. Similar risks arise in situations involving Intermediate Participants, as described above.


Intermediate Participants may have an obligation to make future advances to the Borrower at the demand of the Borrower in connection with what are known as revolving credit facilities and may have certain other obligations pursuant to the terms of Corporate Loans. The Fund will set aside in a separate account with its custodian bank amounts that are earmarked to meet such future obligations. These amounts will be invested in high quality, short-term, liquid instruments. Because the Fund will maintain sufficient amounts in separate accounts for such contingent obligations, the manager believes that such obligations do not constitute senior securities under the 1940 Act as interpreted by the SEC. The Fund will not invest in Corporate Loans that would require the Fund to make future advances that exceed in the aggregate for all such Corporate Loans 20% of the Fund's total assets. The Fund also will not invest in Corporate Loans that would cause the Fund to fail to meet the diversification requirements previously described.

      ITEM 8.3.  RISK FACTORS


LIMITATIONS ON AVAILABILITY OF CORPORATE LOANS, PARTICIPATION INTERESTS, ASSIGNMENTS AND CORPORATE DEBT SECURITIES. Direct investments in Corporate Loans and, to a lesser degree, investments in Participation Interests or Assignments may from time to time be available to only a limited extent. Consequently, there is a risk that the Fund may not be able to invest 80% or more of its net assets, plus the amount of any borrowings for investment purposes, in floating rate Corporate Loans and Corporate Debt Securities or in senior secured Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities, as described above. Limitations on the availability of these investments may be due to a number of factors. There may be more willing purchasers of direct Corporate Loans compared to the available loans. Direct Lenders also may allocate only a small number of Corporate Loans to investors, such as the Fund. Also, the Lenders or the Agent Bank may have an incentive to market the less desirable Corporate Loans, Participation Interests or Assignments to investors such as the Fund while retaining the more attractive investments for themselves. These factors may reduce the availability of the more desirable investments. As the market for these investments has developed the availability of these investments has increased. Also, as the Fund grows in size, making it possible to purchase larger blocks of these investments readily, the Fund's bargaining position for the more desirable investments will improve and there will be less risk that the Fund will be unable to invest in desirable investments.

There is a risk that the assets of the Fund may not be promptly and effectively invested during periods when the Fund is experiencing a large inflow of assets. This means that to the extent that Fund is not investing its assets primarily in Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities due to the foregoing risks, the Fund may be unable to achieve its investment goal. The availability of Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities also may from time to time reduce the Fund's ability to readily comply with the Fund's investment policy regarding non-concentration in a single industry.


ILLIQUID SECURITIES. The Fund may not invest more than 20% of its net assets in securities that are illiquid. Illiquid securities for purposes of this limitation are securities that may not be converted to cash for a period of ten days, generally because they are not readily marketable or are subject to restrictions on resale. Corporate Loans and Corporate Debt Securities in which the Fund invests are, at present, not readily marketable and may be subject to significant restrictions on resale. They do not have the liquidity of conventional investment grade debt securities and may be considered Illiquid. As the market for Corporate Loans and Corporate Debt Securities matures, the manager expects that liquidity will improve.

In the event that the Fund voluntarily or involuntarily liquidates these assets, it may not get the full value of the assets. The Fund may have difficulty disposing of Illiquid portfolio securities. This may make it difficult for the Fund to raise proceeds to repurchase Common Shares in a Repurchase Offer. The Board will consider liquidity when it determines the percentage of the Fund's outstanding Common Shares that the Fund will offer to repurchase in a Repurchase Offer. The Board will also consider the liquidity of the Fund's portfolio securities when it determines whether to suspend or postpone a Repurchase Offer.


RISKS FROM FLUCTUATIONS IN GENERAL INTEREST RATES. Changes in interest rates in the national and international markets generally affect the market value of fixed-income securities and debt obligations. In turn, the Net Asset Value of the shares of an investment company which invests primarily in fixed-income securities fluctuates. When interest rates rise, the value of a fixed-income portfolio can be expected to fall. However, the manager expects the Fund's Net Asset Value to be relatively stable during normal market conditions, because the Fund's investments will consist primarily of: (i) Corporate Loans and Corporate Debt Securities with Floating Interest Rates; (ii) fixed rate Corporate Loans and Corporate Debt Securities hedged by interest rate swap transactions; and
(iii) short-term instruments. Because the Fund will invest primarily in these instruments, the manager expects the Net Asset Value of the Fund to fluctuate less as a result of interest rate changes than would a portfolio comprised mostly of medium or long-term fixed-rate obligations.

Since some Floating Interest Rates reset only periodically, there are periods during which the interest rate does not change. During such periods, prevailing interest rates and the interest rates on some obligations with Floating Interest Rates held by the Fund (including the interest rates on nominal amounts in the Fund's interest rate swap transactions) will not move precisely in the same direction or amount, in other words, there will be an imperfect correlation between these rates. These imperfect correlations may cause the Fund's Net Asset Value to fluctuate. A sudden and extreme increase in prevailing interest rates may cause a decline in the Fund's Net Asset Value. Conversely, a sudden and extreme decline in interest rates could result in an increase in the Fund's Net Asset Value. Also, a decline in the Net Asset Value could result from a Borrower Defaulting on a Corporate Loan or Corporate Debt Security and from changes in the creditworthiness of a Borrower. In the case of Participation Interests in Corporate Loans, a decline in the Net Asset Value also may result from changes in the creditworthiness of Intermediate Participants interposed between the Fund and the Borrowers.


FINANCIAL INSTITUTIONS. As discussed above, the Fund will invest more than 25% of its total assets in the securities of the following issuers as a group: commercial banks, thrift institutions, insurance companies and finance companies. As a result, the Fund is subject to certain risks associated with these institutions, both individually and as a group.

Banking and thrift institutions are subject to extensive governmental regulations. These regulations may limit both the amounts and types of loans and other financial commitments which the institutions may make and the interest rates and fees which the institutions may charge. The profitability of these institutions largely depends upon the availability and cost of capital funds. Their profits have recently fluctuated significantly as a result of volatile interest rate levels. In addition, general economic conditions influence the operations of these institutions. Financial institutions are exposed to credit losses which result when borrowers suffer financial difficulties.

Insurance companies are also affected by economic and financial conditions and are subject to extensive government regulation, including rate regulation. Property and casualty companies may be exposed to material risks, including reserve inadequacy, latent health exposure and inability to collect from their reinsurance carriers.


These industries are currently undergoing rapid change as existing distinctions between different businesses become blurred. Recent business combinations have included insurance, finance and securities brokerage under single ownership.

EFFECTS OF BORROWING AND LEVERAGE. The Fund is authorized to borrow money and has arranged a credit facility with a bank, which permits it to borrow funds to meet unfunded commitments in connection with investments or to make repurchases of shares in Repurchase Offers for Common Shares. However, the Fund will only borrow money under this facility for temporary, extraordinary or emergency purposes. Under the 1940 Act, the Fund is required with respect to all borrowings to maintain minimum asset coverage of at least 300% immediately following any such borrowing and on an ongoing basis as a condition of declaring dividends and repurchasing its common shares. The Fund has adopted non-fundamental investment policies that the Fund's borrowings may not exceed 25% of its Net Asset Value.


There is a risk that the costs of borrowing may exceed the income and appreciation, if any, on assets acquired with the borrowed funds. If this occurs, the use of leverage will reduce the investment performance of the Fund compared with what it would have been without leverage. The costs associated with such borrowings include interest payments, fees and dividends. The Fund also may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements will increase the cost of borrowing over the stated interest rate. When the Fund borrows money, the lender will have the right to receive scheduled interest and principal payments. The lender's right to such payments will be senior to those of the holders of Common Shares. The terms of any such borrowings may limit certain activities of the Fund, including the payment of dividends to holders of Common Shares.


Furthermore, the lenders may be granted certain voting rights if the Fund Defaults in the payment of interest or repayment of principal. Subject to its ability to liquidate its relatively Illiquid portfolio securities, the Fund intends to repay the borrowings in the event that the borrowings would impair the Fund's compliance with certain requirements applicable to status as a regulated investment company under the Code. Interest payments and fees paid by the Fund on any borrowings will reduce the amount of income it has available to pay as dividends to the Fund's shareholders.


Leverage creates certain risks for holders of Common Shares. Leveraging by the Fund creates an opportunity for greater total return but, at the same time, increases exposure to losses. The Net Asset Value of Common Shares may be more volatile than if the Fund were not leveraged. These risks may be reduced through the use of borrowings that have Floating Interest Rates.

The Fund's willingness to borrow money for investment purposes, and the amount it will borrow, will depend on many factors. The most important factors are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy depends on the manager's ability to predict correctly interest rates and market movements. There is no assurance that a leveraging strategy will be successful during any period in which it is employed.

COMMITMENTS OF THE FUND TO MAKE ADDITIONAL PAYMENTS TO BORROWERS. Corporate Loans may be structured to include both term loans and revolving credit facilities. Unlike term loans, revolving credit facilities would require the Fund to loan additional amounts at the demand of the Borrower. Where the Fund purchases a Participation Interest, the Intermediate Participant may have the obligation to make such future advances to the Borrower. The Fund currently intends to limit investments in such Corporate Loans or Participation Interests to amounts that would not require commitments for future advances to exceed 20% of the Fund's total assets. In addition, the Fund intends to set aside in a separate account amounts that are earmarked to meet such future advances. These amounts will be invested in high quality, short-term, liquid instruments.


CREDIT RISK. Corporate Loans and Corporate Debt Securities may constitute substantially all of the Fund's investments. Corporate Loans and Corporate Debt Securities are primarily dependent upon the creditworthiness of the Borrower for payment of interest and principal. The Fund is subject to the risk that the scheduled interest or principal payments on Corporate Loans, Corporate Debt Securities and other debt obligations in its portfolio will not be paid. If the Borrower fails to pay scheduled interest or principal on a Corporate Loan or Corporate Debt Security and other debt obligations, the income of the Fund or the value of its investments may be adversely affected. In turn, this may reduce the amount of dividends or the Net Asset Value of the Fund's Common Shares. The Fund's receipt of principal and interest payments on a Corporate Loan or a Corporate Debt Security also depends upon the creditworthiness of any Intermediate Participant. To reduce credit risk, the manager actively manages the Fund as described above.


Corporate Loans and Corporate Debt Securities made in connection with highly leveraged transactions are subject to greater credit risks than other Corporate Loans and Corporate Debt Securities in which the Fund may invest. These credit risks include an increased possibility that the Borrower may Default on the Corporate Loan or Corporate Debt Security, or may go into bankruptcy. The Fund may have more difficulty selling highly leveraged Corporate Loans and Corporate Debt Securities than other Corporate Loans and Corporate Debt Securities because they are less liquid. The value of such Corporate Loans and Corporate Debt Securities is more volatile in response to interest rate fluctuations. The Corporate Loans and Corporate Debt Securities in which the Fund invests generally are not rated by any NRSRO.


The Fund may own Corporate Loans and Corporate Debt Securities of a Borrower who files for protection under Chapter 11 of the U.S. Bankruptcy Code. The Fund also may purchase Corporate Loans and Corporate Debt Securities that are issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code. The Fund may purchase Corporate Loans and Corporate Debt Securities that are in default as to the payment of interest or principal or both and with respect to which no interest or principal may be paid for a period of time. The Fund will purchase these obligations only if they hold a senior position in the Borrower's capitalization structure and, in the case of obligations that are not then currently paying interest or principal or both, the manager has determined that such obligations will either begin paying interest or principal or both soon enough to, or may be disposed of at a value that will, meet the investment goals and strategies of the Fund. Also, the manager will determine that such obligations are a suitable investment by the Fund. However, many Borrowers will have non-investment grade subordinated debt. During periods of deteriorating economic conditions, a Borrower may have difficulty making its payments under such bonds and other subordinated debt obligations. These difficulties may damage the Borrower's credit rating or its ability to obtain financing for short-term cash flow needs. This may force the Borrower into bankruptcy or other forms of credit restructuring.

The terms of the Corporate Loans and Corporate Debt Securities require that collateral be maintained at a value at least equal to 100% of the amount of such Corporate Loan or Corporate Debt Security. However, the value of the collateral may decline after the Fund invests in the Corporate Loan or Corporate Debt Security. In addition, collateral securing the loan may be found invalid or may be used to pay other outstanding obligations of the Borrower, under applicable law. If this happens, there is a risk that the value of the collateral may not be sufficient to cover the amount owed to the Fund.

In the event that a Borrower Defaults, the Fund's access to the collateral may be limited by bankruptcy and other insolvency laws. There is also the risk that the collateral may be difficult to liquidate. In fact, a majority of the collateral may be Illiquid. As a result, the Fund might not receive payments to which it is entitled.


Corporate Loans and Corporate Debt Securities in which the Fund invests will generally hold the most senior position in the capitalization structure of the Borrowers. However, many Borrowers will have non-investment grade subordinated debt. During periods of deteriorating economic conditions, a Borrower may have difficulty making its payments under such bonds and other subordinated debt obligations. These difficulties may damage the Borrower's credit rating or its ability to obtain financing for short-term cash flow needs. This may force the Borrower into bankruptcy or other forms of credit restructuring.

COLLATERAL IMPAIRMENT. Corporate Loans and Corporate Debt Securities (excluding Unsecured Corporate Loans and Unsecured Corporate Debt Securities) will be secured unless (i) the Fund's security interest in the collateral is invalidated for any reason by a court, or (ii) the collateral is fully released with the consent of the Agent Bank and Lenders or under the terms of a loan agreement as the creditworthiness of the Borrower improves.


There are risks which may cause the collateral to be insufficient in the event that a Borrower Defaults on a Corporate Loan or Corporate Debt Security. Although the terms of the Corporate Loans and Corporate Debt Securities require that the collateral be maintained at a value at least equal to 100% of the amount of such Corporate Loan or Corporate Debt Security, the value of the collateral may decline subsequent to the Fund's investment in the Corporate Loan or Corporate Debt Security. In most credit agreements there is no formal requirement to pledge additional collateral if the value of the collateral declines subsequent to the Fund's investment in the Corporate Loan or Corporate Debt Security. To the extent that collateral consists of the stock of the Borrower's subsidiaries or other affiliates, the Fund will be subject to the risk that this stock will decline in value. Such a decline, whether as a result of bankruptcy proceedings or otherwise, could cause the Corporate Loan or Corporate Debt Security to be under collateralized or unsecured.

There is the risk that the collateral may be difficult to liquidate. In fact, a majority of the collateral may be Illiquid. Consequently, the Fund might not receive payments to which it is entitled. This may result in a decline in the value of the investment and, in turn, a decline in the Net Asset Value of the Fund's Common Shares.


There may be temporary periods when the principal asset held by a Borrower is the stock of a related company, which may not legally be pledged to secure a Corporate Loan or Corporate Debt Security. On occasions when such stock cannot be pledged, the Corporate Loan or Corporate Debt Security will be temporarily unsecured until the stock can be pledged or is exchanged for or replaced by other assets, which will be pledged as security for the Corporate Loan or Corporate Debt Security. However, the Borrower's ability to dispose of such securities, other than in connection with a pledge or replacement, will be strictly limited for the protection of the holders of Corporate Loans or Corporate Debt Securities.


If a Borrower becomes involved in bankruptcy proceedings, the Fund's access to the collateral may be limited by bankruptcy and other laws. A court may find that the Fund's interest in the collateral is invalid or it may find that other creditors of the Borrower should be paid before the Fund. Such action by a court could be based on a number of legal theories. For example, faulty loan documentation or faulty official filings could lead to an invalidation by a court. This risk is increased when a Corporate Loan or Corporate Debt Security is made in connection with a highly leveraged transaction. In the event that a court decides that the Fund's access to the collateral is limited or void, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due to it.

FOREIGN INVESTMENTS. As noted above, the Fund may invest in Corporate Loans and Corporate Debt Securities that are made to, or issued by, foreign Borrowers and U.S. subsidiaries of foreign Borrowers, if the Borrower passes the same creditworthiness analysis that the manager uses for U.S. Borrowers and the loans and securities are U.S. dollar-denominated, or the Fund uses a foreign currency swap for payments in U.S. dollars. These obligations may involve risks not typically involved in domestic investments and the risks can be significantly magnified for investments in foreign countries that are emerging market countries.

CURRENCY FLUCTUATIONS. To the extent the Fund uses foreign currency swaps for Corporate Loans or Corporate Debt Securities, transactions in foreign securities may be conducted in local currencies. In these transactions U.S. dollars must often be exchanged for another currency when an obligation is bought or sold or a dividend is paid. Likewise, security price quotations and total return information reflect conversion into U.S. dollars. Fluctuations in foreign currency exchange rates can significantly increase or decrease the U.S. dollar value of a foreign investment, boosting or offsetting its local market return. Currency risk cannot be eliminated entirely.

INCREASED COSTS. It is more expensive for the Fund to purchase and sell Corporate Loans and Corporate Debt Securities in foreign markets than in the U.S. markets. Investment companies, such as the Fund, offer an efficient way for individuals to invest abroad, but the overall expense ratios of international investment companies are usually higher than the overall expense ratios of investment companies that invest in U.S. obligations.

POLITICAL AND ECONOMIC FACTORS. The economies, markets, and political structures of a number of the countries in which the Fund can invest do not compare favorably with the U.S. and other mature economies in terms of wealth and stability. Therefore, investments in these countries will entail greater risk and may be subject to erratic and abrupt price movements. This is especially true for emerging market countries.

LEGAL, REGULATORY, AND OPERATIONAL. Certain foreign countries may impose restrictions on foreign investors, such as the Fund. These restrictions may take the form of prior governmental approval, limits on the amount and type of obligations held by foreigners, limits on the types of companies in which foreigners may invest, exchange controls and other actions that restrict the purchase or sale of assets or result in a loss of assets. Diplomatic and political developments could affect the economies, industries and securities and currency markets and the value of the Fund's investments in these foreign countries. In certain foreign countries, there is the possibility that the government or a government agency may take over the assets of the Fund for political or economic reasons or impose taxation that is so heavy that it amounts to confiscation of the assets taxed.

Certain foreign countries lack uniform accounting, auditing, and financial reporting standards, have less governmental supervision of financial markets than in the U.S., and do not honor legal rights enjoyed in the U.S. In certain foreign countries, the financial institutions with which the Fund deals may have custody and settlement practices, such as delays, which could subject the Fund to risks not customary in the U.S. Information about foreign Borrowers may differ from that available for U.S. Borrowers, since foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. Borrowers. In addition, the markets for Corporate Loans and Corporate Debt Securities in foreign countries have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than in the United States.


PRICING. Corporate Loans and Corporate Debt Securities may be purchased or sold on days (such as Saturdays) when the Fund does not account for their prices in calculating its Net Asset Value. As a result, the Fund's Net Asset Value may change significantly on days when shareholders cannot purchase Common Shares, or for repurchases of Common Shares, between the date on which a shareholder tenders Common Shares for repurchase by the Fund and the date on which the repurchase price of the Common Shares is determined.


EURO. On January 1, 1999, the European Economic and Monetary Union introduced a new single currency called the euro which will replace the national currency for participating member countries.

Because this change to a single currency is new and untested, it is not possible to predict the impact of the euro on the business or financial condition of European issuers which the Fund may hold in its portfolio, and its impact on Fund performance. The Fund's non-U.S. dollar (euro or other) denominated investments will still be exposed to currency risk due to fluctuations among those currencies and versus the U.S. dollar.

RISK OF DECLINE IN NAV DUE TO REPURCHASES. The NAV may decline as a result of the Fund's sales of portfolio securities to finance a Repurchase Offer. The Fund may be required to sell portfolio securities to raise cash to finance a Repurchase Offer, which may cause the market prices of the Fund's portfolio securities, and hence the Fund's NAV, to decline. If such a decline occurs, the Fund cannot predict its magnitude or whether such a decline would be temporary or continue until or beyond the Repurchase Pricing Date. Because the price per share to be paid in the Repurchase Offer will depend upon the NAV per share as determined on the actual pricing date, the consideration received by tendering shareholders would be reduced if the decline continued until the actual pricing date. In addition, the sale of portfolio securities will increase the Fund's transaction expenses, and the Fund may receive proceeds from the sale of portfolio securities that are less than their valuations by the Fund. Accordingly, because of the Repurchase Offer, the Fund's NAV per share may decline more than it otherwise might, thereby reducing the amount of proceeds received by tendering shareholders and the NAV per share for non-tendering shareholders.

PORTFOLIO MANAGEMENT AND OTHER CONSIDERATIONS. In the event that short-term interest rates increase or other market conditions change, the Fund's leverage could adversely affect holders of Common Shares, as noted above. If such changes occur or are anticipated, the Fund may attempt to shorten the average maturity of its investment portfolio. This would tend to decrease the negative impact of leverage on holders of Common Shares. To do this, the Fund would purchase securities with generally shorter maturities.


ILLIQUIDITY OF COMMON SHARES. An investment in Common Shares of the Fund should be considered Illiquid. The Fund does not intend to list its Common Shares for trading on any securities exchange. The Fund expects that there will be no secondary market for Common Shares. The Fund is designed primarily for long-term investors. It should not be considered a vehicle for short-term trading purposes, given its lack of a secondary market.


Under certain limited circumstances, the Fund may suspend or postpone a quarterly Repurchase Offer for the repurchase of Common Shares from the Fund's shareholders. (The Fund must meet certain regulatory requirements and must give notice to shareholders in order to suspend or postpone a Repurchase Offer.) In that event, shareholders will likely be unable to sell their Common Shares during the suspension or postponement.

Even if a secondary market for Common Shares develops, the shares of closed-end Funds, such as the Fund, frequently trade at a discount from (a price below) their Net Asset Value in the secondary market. This means that the market price of the Common Shares will probably be less than the Net Asset Value, should a secondary market develop. It is unlikely that Common Shares would trade at a premium to (a price above) Net Asset Value should a secondary market for Common Shares develop. A premium is unlikely since investors may purchase Common Shares at Net Asset Value from the Fund.



      ITEM 8.4.  OTHER INVESTMENT POLICIES

The Fund has adopted certain other policies set forth below:

REPURCHASE AGREEMENTS. The Fund generally will have a portion of its assets in cash or cash equivalents for a variety of reasons, including waiting for a special investment opportunity or taking a defensive position. To earn income on this portion of its assets, the Fund may enter into repurchase agreements. Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Fund's custodian securities with an initial market value of at least 102% of the dollar amount invested by the Fund in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price. Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund's ability to sell the underlying securities. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. The Fund may purchase and sell interests in Corporate Loans and Corporate Debt Securities and other debt securities on a when-issued and delayed delivery basis. There is no limit on the amount of assets which the Fund may invest in when-issued securities. A when-issued obligation refers to an obligation whose price is fixed at the time the commitment to purchase is made, but has not been issued. Delayed delivery refers to the delivery of securities later than the customary time for delivery of securities.

No income accrues to the Fund prior to the date the Fund actually takes delivery of the interests or securities. These interests and securities are subject to market fluctuation before delivery to the Fund. The value of the interests or securities at delivery may be more or less than their purchase price. By the time delivery occurs, better yields may be generally available than the yields on the interests or securities obtained pursuant to such transactions.

In when-issued and delayed delivery transactions, the Fund relies on the buyer or seller, as the case may be, to complete the transaction. Therefore, if the other party fails to complete the transaction the Fund may miss an advantageous price or yield. When the Fund is the buyer in such a transaction, it will maintain, in a separate account, an amount equal to the purchase price, until it makes payment. This amount will be in the form of cash or other liquid assets. The Fund will generally make commitments to purchase interests or securities on a when-issued basis with the intention of acquiring the interests or securities. The Fund may, however, find it advisable to sell them before the settlement date. The Fund will not engage in when-issued and delayed delivery transactions for the purpose of investment leverage.

INTEREST RATE AND HEDGING TRANSACTIONS. The Fund may enter into interest rate swaps in order to limit the exposure of its fixed rate Corporate Loans and Corporate Debt Securities against fluctuations in interest rates. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments or rights to pay or receive interest, such as an exchange of fixed rate payments for Floating Interest Rate payments. For example, if the Fund holds a Corporate Loan or Corporate Debt Security with an interest rate that is reset only once each year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset every week. Thus, if interest rates rise, the increased interest received by the Fund would offset a decline in the value of the Corporate Loan or Corporate Debt Security. On the other hand, if interest rates fall, the Fund's benefit from falling interest rates would be decreased.

To the extent that the Fund enters into these transactions for hedging purposes, the manager believes that such obligations do not constitute senior securities under the 1940 Act. Accordingly, the Fund will not include hedging transactions in its limitation on borrowing.

Except as noted above, there is no limit on the amount of interest rate hedging transactions that may be entered into by the Fund. The risk of loss with respect to interest rate hedges is limited to the net amount of interest payments that the Fund is obligated to make. If the other party to an interest rate swap Defaults, the Fund's risk of loss consists of the net amount of interest payments that the Fund is entitled to receive. The Fund will only enter into an interest rate swap after the manager has evaluated the creditworthiness of the other party to the swap. The risks associated with interest rate swaps are further described in Part B under the title "Investment Policies - Interest Rate Swaps."


      ITEM 8.5  SHARE PRICE DATA


TIMING OF PRICING. The Fund engages in a continuous offering of its Common Shares at a price equal to the Net Asset Value per share next determined after a purchase order is received. No sales charge is imposed on Common Shares. Consequently, sales commissions do not reduce the proceeds of the offering available to the Fund for investment. As of November 8, 2001, the Net Asset Value per share for Common Shares was $9.65.


The Fund calculates the Net Asset Value per share as of the close of the NYSE, normally 1:00 p.m. Pacific time, each day that the NYSE is open for trading. As of the date of this Prospectus, the Fund is informed that the NYSE observes the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.



VALUATION OF PORTFOLIO SECURITIES AFFECTING PRICING. For the purposes of determining the Net Asset Value of Common Shares, the Fund's cash and uninvested assets plus the value of the securities and any other assets (including interest accumulated but not yet received) held by the Fund minus all liabilities (including accrued expenses) is divided by the total number of Common Shares outstanding at such time. Expenses, including the fees payable to the manager, are accrued daily.

The Fund values Corporate Loan or Corporate Debt Securities traded in the over-the-counter market at the last quoted sales price of the day, or if there is no reported sale, within the range of the most recent bid and asked prices. With the approval of the Board, the Fund may use a pricing service, bank or securities dealer to perform these functions.

The manager, subject to guidelines adopted and periodically reviewed by the Board, values Corporate Loans and Corporate Debt Securities, for which there are no readily available market quotations, at fair value, which approximates market value.

Non-loan portfolio securities (other than short-term obligations but including listed issues) may be valued on the basis of prices furnished by one or more pricing services which determine prices for normal, institutional-size trading units of such securities using market information, transactions for comparable securities and various relationships between securities which are generally recognized by institutional traders. In certain circumstances, non-loan portfolio securities are valued at the last sale price on the exchange that is the primary market for such securities, or the mean between the bid and the asked price for those securities for which the over-the-counter market is the primary market or for listed securities in which there were no sales during the day.

The value of interest rate swaps, caps and floors is determined in accordance with a formula and then confirmed periodically by obtaining a bank quotation. Positions in options are valued at the last sale price on the market where any such option is principally traded. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest. Rights or warrants to acquire stock or stock acquired pursuant to the exercise of a right or warrant, may be valued taking into account various factors such as original cost to the Fund, earnings and net worth of the issuer, market prices for securities of similar issuers, assessment of the issuer's future prosperity, liquidation value or third party transactions involving the issuer's securities. Securities for which there exist no price quotations or valuations and all other assets are valued at fair value as determined in good faith by or on behalf of the Board.

LIQUIDITY OF COMMON SHARES AFFECTING PRICING. The Fund may suspend the continuous offering of Common Shares at any time without prior notice. Similarly, the Fund may resume the offering at any time. If there is a suspension of the offering of Common Shares, shareholders that reinvest their distributions in additional Common Shares will be permitted to continue to make those reinvestments.


The Fund issues Common Shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act. This prospectus is not offering to sell or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act. Investments in the Fund may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of their investment at any time at net asset value. In the interest of economy and convenience, certificates for Fund shares will not be issued.

Only "accredited investors," as defined in Regulation D under the 1933 Act, may invest in the Fund. Accredited investors include common or commingled trust funds, investment companies and other institutional investors.


It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in Common Shares of the Fund (the "Feeder Funds"). Each of the Feeder Funds will have the same investment objective, policies and limitations as the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.

No market currently exists for Common Shares. It is not currently anticipated that a secondary market will develop for Common Shares. The Fund and the manager do not intend to make a secondary market in Common Shares or to list Common Shares on any securities exchange or arrange for their quotation on any over-the-counter market. Common Shares are not readily marketable and should be treated as an illiquid investment. This means that shareholders may not be able to freely sell their Common Shares.


To provide shareholders a means to sell their Common Shares at Net Asset Value, the Fund will make quarterly Repurchase Offers to repurchase Common Shares from shareholders. Each Repurchase Offer will be for a specified percentage (between 5% and 25%) of the Fund's outstanding Common Shares as set by the Fund's Board. Common Shares will be repurchased at the Net Asset Value determined as of the close of business (1:00 p.m., Pacific time) on the day the Repurchase Offer ends or within a maximum of fourteen days after the Repurchase Offer ends as described in "Periodic Offers By the Fund to Repurchase Common Shares From Shareholders." Each Repurchase Offer will last for a period between six weeks and three weeks. The Fund will send to its shareholders a written notification about each Repurchase Offer at the beginning of the Repurchase Offer. A Repurchase Offer is expected to conclude near the end of every three months after the end of March 2000.



ITEM 9.  MANAGEMENT


      ITEM 9.1A.  BOARD OF TRUSTEES

The Board of Trustees oversees the management of the Trust and the Fund. The Trustees are elected for an indefinite term and generally hold regular meetings each calendar quarter. The Board elects the officers of the Trust. The officers are responsible for the Fund's day-to-day operations. As required by Rule 23c-3 under the 1940 Act, a majority of the Board consists of Independent Trustees. In addition, the Independent Trustees will select and nominate any additional Independent Trustees.


      ITEM 9.1B.  INVESTMENT MANAGER


Franklin Advisers, Inc, One Franklin Parkway, San Mateo, CA 94403-1906, manages the Fund's assets and makes its investment decisions. The manager also performs similar services for other funds. It is wholly-owned by Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources. Together, the manager and its affiliates manage over $246 billion in assets. Under its investment management Agreement with the Fund, the manager is entitled to receive fees at an annual rate of 0.80% of the average daily net assets of the Fund.


      ITEM 9.1C.  PORTFOLIO MANAGEMENT

Chauncey F. Lufkin
Senior Vice President of Franklin Advisers, Inc.

Mr. Lufkin is a Vice President of the Fund and has been the portfolio manager of the Fund since its inception. Mr. Lufkin has been a portfolio manager of Franklin Advisers, Inc. since 1990. He was formerly an employee of Manufacturers Hanover Trust Co. (now, The Chase Manhattan Bank), where he worked in the Acquisition Finance Group specializing in structuring and negotiation of leveraged transactions, and formerly an employee of Security Pacific National Bank (now, Bank of America).

Richard S. Hsu CFA
Portfolio Manager of Franklin Advisers, Inc.

Mr. Hsu has been a portfolio manager of the Fund since 2000. He joined Franklin Templeton Investments in 1996.



      ITEM 9.1D.  ADMINISTRATORS

FT Services provides certain administrative services and facilities for the Fund. Under its agreement with the Fund, FT Services is entitled to a monthly fee equal to an annual rate of 0.15% of the Fund's average daily net assets up to $200 million, 0.135% of average daily net assets over $200 million up to $700 million, 0.10% of average daily net assets over $700 million up to $1.2 billion, and 0.075% of average daily net assets over $1.2 billion. The Fund may reimburse FT Services for certain out-of-pocket expenses. The administrator may end this arrangement at any time upon notice to the Board.

SHAREHOLDER SERVICING AND TRANSFER AGENT. Investor Services, a wholly owned subsidiary of Resources, is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is not compensated for its services, however, the Fund may reimburse Investor Services for certain out-of-pocket expenses.


      ITEM 9.1E.  CUSTODIAN

Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York 10286, acts as custodian of the securities and other assets of the Fund. The custodian does not participate in decisions relating to the purchase and sale of portfolio securities.


      ITEM 9.1F.  EXPENSES

The Fund pays its own operating expenses. These expenses include the manager's management fees; taxes, if any; custodian, legal and auditing fees; the fees, if any, and expenses of Board members who are not members of, affiliated with, or interested persons of the manager; fees of any personnel not affiliated with the manager; insurance premiums; trade association dues; expenses of obtaining quotations for calculating the Fund's Net Asset Value; and printing and other expenses that are not expressly assumed by the manager.


      ITEM 9.1G.  AFFILIATED BROKERAGE

PORTFOLIO TRANSACTIONS BY THE FUND. The manager tries to obtain the best execution on all transactions. If the manager believes more than one broker or dealer can provide the best execution, it may consider research and related services and the sale of Common Shares, as well as shares of other funds in Franklin Templeton Investments, when selecting a broker or dealer.

The Fund engages in trading when the manager has concluded that the sale of a security owned by the Fund and/or the purchase of another security can enhance principal and/or increase income. A security may be sold to avoid any prospective decline in market value, or a security may be purchased in anticipation of a market rise. Consistent with the Fund's investment goal, a security also may be sold and a comparable security purchased coincidentally in order to take advantage of what is believed to be a disparity in the normal yield and price relationship between the two securities.

Distributors is a wholly-owned subsidiary of Resources, a registered broker-dealer and a member of the NASD. Because Distributors is a member of the NASD, Distributors may sometimes receive certain fees when the Fund tenders portfolio securities pursuant to a tender-offer solicitation. To recapture brokerage for the benefit of the Fund, any portfolio securities tendered by the Fund will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable to the manager will be reduced by the amount of any fees received by Distributors in cash, less any costs and expenses incurred in connection with the tender.


      ITEM 9.2.  NON-RESIDENT MANAGERS.  Not applicable.

      ITEM 9.3.  CONTROL PERSONS.


As of November 1, 2001, the following shareholder owned more than 5% of the Common Shares that were issued and outstanding:

      (1) Chase Manhattan Bank Ireland, FBO Franklin Floating Rate Fund PLC, organized in Ireland, which owned 22,105,920 Common Shares or 99.90% of the Common Shares that were issued and outstanding.


ITEM 10.  CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES.


      ITEM 10.1.  CAPITAL STOCK

DESCRIPTION OF COMMON SHARES.

The Fund is authorized to issue an unlimited number of its shares of beneficial interest, the Common Shares. The Fund's Common Shares may be offered in multiple classes. Although the Board does not currently intend to do so, it may classify and reclassify any unissued Common Shares at any time. For example, the Board is permitted to set or change the preferences, conversion or other rights, voting powers, restrictions, dividend limitations or terms and conditions of repurchase of the Fund's Common Shares. The description of Common Shares and the discussion under "Certain Anti-Takeover Provisions of the Declaration of Trust" below are subject to the terms of the Trust's Declaration of Trust and Bylaws.
Common Shares do not have preemptive, conversion, exchange or redemption rights. Each Common Share has equal voting, dividend, distribution and liquidation rights. Both the outstanding Common Shares (i.e., the Common Shares issued prior to the date of this prospectus) and the Common Shares offered by this prospectus (once they are issued) are fully paid and nonassessable. Shareholders are entitled to one vote per share.

The Fund has noncumulative voting rights. This gives holders of more than 50% of the Common Shares voting the ability to elect all of the members of the Board. If this happens, holders of the remaining Common Shares voting will not be able to elect anyone to the Board.

In addition, the Fund expects that it will arrange with the Feeder Funds for voting rights as provided in Section 12(d)(1)(E)(iii)(a) of the 1940 Act.

The Board has approved the offering of Common Shares that are being offered by this prospectus. The 1940 Act requires that Common Shares be sold at a price equal to the then-current Net Asset Value (not including underwriting discounts and commissions, none of which apply to the Common Shares). There are exceptions to this requirement, such as an offering to existing shareholders or if a majority of the holders of the Fund's outstanding securities approve it. Common Shares will be held in book-entry form.

Common Shares of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank, and Common Shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Common Shares of the Fund involve investment risks, including the possible loss of principal.


PERIODIC OFFERS BY THE FUND TO REPURCHASE COMMON SHARES FROM SHAREHOLDERS.


The Fund is not aware of any currently existing secondary market for Common Shares and does not anticipate that a secondary market will develop for Common Shares. A secondary market is a market, exchange facility or system for quoting bid and asking prices where securities such as the Common Shares can be readily bought and sold among holders of the securities after they are initially distributed. Without a secondary market, Common Shares are not liquid, which means that they are not readily marketable. However, the Fund has taken action to provide liquidity to shareholders. The Fund has adopted share repurchase policies as fundamental policies. This means the policies may not be changed without the vote of the holders of a majority of the Fund's outstanding voting securities. These policies provide that each quarter, the Fund will make a Repurchase Offer to repurchase a portion of the outstanding Common Shares from shareholders who request repurchases. The Fund will suspend or delay a Repurchase Offer only if certain regulatory requirements (described in the notice of the Repurchase Offer) are met. See "Suspension or Postponement of Repurchase Offer." The price of the repurchases of Common Shares normally will be the Net Asset Value per share determined as of the close of business (1:00 p.m. Pacific time) on the date the Repurchase Offer ends or within a maximum of fourteen days after the Repurchase Offer ends as described below.


REPURCHASE PROCEDURES. At the beginning of each Repurchase Offer, the Fund will send to its shareholders a written notification about the Repurchase Offer, how they may request that the Fund repurchase their Common Shares and the deadline for shareholders to provide their repurchase requests to Investor Services (the "Repurchase Request Deadline"), which is the date the Repurchase Offer ends. The time between the notification to the shareholders and the Repurchase Request Deadline may vary from no more than six weeks to no less than three weeks. For each Repurchase Offer the Fund will establish the Repurchase Request Deadline based on factors, such as market conditions, liquidity of the Fund's assets and shareholder servicing considerations. The repurchase price of the Common Shares will be the Net Asset Value as of the close of the NYSE on the date on which the repurchase price of the Common Shares will be determined (the "Repurchase Pricing Date"). It is anticipated that normally the Repurchase Pricing Date will be the same date as the Repurchase Request Deadline, and if so, the Repurchase Request Deadline will be set for a time no later than the close of the NYSE on such date. The Fund has determined that the Repurchase Pricing Date may occur no later than the fourteenth day after the Repurchase Request Deadline or the next business day if the fourteenth day is not a business day. Within such fourteen-day period, the Fund may use an earlier Repurchase Pricing Date under certain circumstances.

The Board may establish other policies for repurchases of Common Shares that are consistent with the 1940 Act and other pertinent laws. Once every two years, the Board may, if it chooses, make an additional Repurchase Offer for repurchase of Common Shares in addition to regular quarterly Repurchase Offers. Common Shares tendered by shareholders by any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. Repurchase proceeds will be paid to shareholders, in cash, within seven days after each Repurchase Pricing Date. The end of the seven days is referred to as the "Repurchase Payment Deadline."

REPURCHASE AMOUNTS. The Board, in its sole discretion, will determine the number of Common Shares that the Fund will offer to repurchase (the "Repurchase Offer Amount") for a given Repurchase Request Deadline. The Repurchase Offer Amount will be at least 5% and no more than 25% of the total number of Common Shares outstanding on the Repurchase Request Deadline. A Repurchase Offer is expected to conclude near the end of every calendar quarter each year.

If shareholders tender more than the Repurchase Offer Amount for a given Repurchase Offer, the Fund may repurchase an additional amount of Common Shares of up to 2% of the Common Shares outstanding on the Repurchase Request Deadline. If Fund shareholders tender more Common Shares than the Fund decides to repurchase, whether the Repurchase Offer Amount or the Repurchase Offer Amount plus the 2% additional Common Shares, the Fund will repurchase the Common Shares on a pro rata basis, rounded down to the nearest full share. The Fund may, however, accept all Common Shares tendered by shareholders who own less than one hundred Common Shares and who tender all their Common Shares, before accepting on a pro rata basis Common Shares tendered by other shareholders.

NOTICES TO SHAREHOLDERS. Notice of each quarterly Repurchase Offer (and any additional discretionary repurchase offers) will be sent to each beneficial owner of Common Shares between twenty-one and forty-two days before each Repurchase Request Deadline. The notice will include instructions on how to tender Common Shares. The notice will state the Repurchase Offer Amount. The notice will also identify the dates of the Repurchase Request Deadline, latest Repurchase Pricing Date, and latest Repurchase Payment Deadline. The notice will state that the NAV may fluctuate between the Repurchase Request Deadline and the Repurchase Pricing Date, if such dates do not coincide, and the possibility that the Fund may use an earlier Repurchase Pricing Date than the latest Repurchase Pricing Date under certain circumstances. The notice will describe (i) the procedures for tender of Common Shares for repurchase by the Fund, (ii) the procedures for the Fund to repurchase Common Shares on a pro rata basis, (iii) the circumstances in which the Fund may suspend or postpone a Repurchase Offer, and (iv) the procedures that will enable the shareholder to withdraw or modify its tender of Common Shares prior to the Repurchase Request Deadline.

REPURCHASE PRICE. The current Net Asset Value of the Common Shares is computed daily and will be computed daily on the five business days before a Repurchase Request Deadline. The Board has determined that the time at which the Net Asset Value will be computed will be as of the close of the NYSE. A shareholder may call Fund Information at 1-800/DIAL BEN to learn the Net Asset Value per share. The notice of the repurchase offer will give the Net Asset Value per share as of a recent date, and a toll-free number for information regarding the Repurchase Offer. During the period from notification to shareholders of a Repurchase Offer until the Repurchase Pricing Date, the Fund will maintain liquid assets equal to 100% of the Repurchase Offer Amount.


SUSPENSION OR POSTPONEMENT OF REPURCHASE OFFER. The Fund will not suspend or postpone a Repurchase Offer except if a majority of the Board, including a majority of the Board members who are not "interested persons" of the Fund, as defined in the 1940 Act (Independent Trustees), vote to do so, and only (a) for any period during which the NYSE or any market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (b) for any period during which any emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine its NAV; or (c) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund. The Fund will send to its shareholders notice of any suspension or postponement and notice of any renewed repurchase offer after a suspension or postponement.


SPECIAL CONSIDERATIONS OF REPURCHASES. The Fund has arranged a credit facility with a bank under which it may borrow to finance the repurchase of Common Shares through Repurchase Offers. Any such borrowings will comply with the Fund's investment restrictions on borrowing.

Because there likely will not be a secondary market for Common Shares, quarterly and any additional discretionary Repurchase Offers will provide the only source of liquidity for shareholders. If a secondary market were to develop for Common Shares, however, the market price per share of the Common Shares could, at times, vary from the Net Asset Value per share. A number of factors could cause these differences, including relative demand and supply of Common Shares and the performance of the Fund. Repurchase Offers for Common Shares at Net Asset Value would be expected to reduce any spread or gap that might develop between Net Asset Value and market price. However, there is no guarantee that these actions would cause Common Shares to trade at a market price that equals or approximates Net Asset Value per share.


Although the Board believes that Repurchase Offers will generally benefit shareholders, the Fund's repurchase of Common Shares will decrease the Fund's total assets. The Fund's expense ratio also may increase as a result of Repurchase Offers (assuming the repurchases are not offset by the issuance of additional Common Shares). Such Repurchase Offers also may result in less investment flexibility for the Fund depending on the number of Common Shares repurchased and the success of the Fund's continuous offering of Common Shares. In addition, when the Fund borrows money for the purpose of financing the repurchase of Common Shares in a Repurchase Offer, interest on the borrowings will reduce the Fund's net investment income. It is the Board's announced policy (which the Board may change) not to repurchase Common Shares in a Repurchase Offer over the minimum amount required by the Fund's fundamental policies regarding Repurchase Offers if the Board determines that the repurchase is not in the Fund's best interest.


Repurchases through Repurchase Offers may significantly reduce the asset coverage of any borrowings or outstanding senior securities. The Fund may not repurchase Common Shares if the repurchases result in its asset coverage levels falling below the levels required by the 1940 Act. As a result, in order to repurchase all Common Shares tendered, the Fund may have to repay all or part of its outstanding borrowings or redeem all or part of its outstanding senior securities to maintain the required asset coverage. Also, the size of any particular Repurchase Offer may be limited (beyond the minimum amount required for the Fund's fundamental policies) for the reasons discussed above or as a result of liquidity concerns.

To complete a Repurchase Offer for the repurchase of Common Shares, the Fund may be required to sell portfolio securities. This may cause the Fund to realize gains or losses at a time when the manager would otherwise not do so.

The Board will consider other means of providing liquidity for shareholders if Repurchase Offers are ineffective in enabling the Fund to repurchase the amount of Common Shares tendered by shareholders. These actions may include an evaluation of any secondary market that may exist for Common Shares, and a determination of whether that market provides liquidity for shareholders. If the Board determines that a secondary market (if any) failed to provide liquidity for shareholders, the Board intends to consider all available options to provide liquidity. One possibility that the Board may consider is listing the Common Shares on a major domestic stock exchange or arranging for the quotation of Common Shares on an over-the-counter market. Alternatively, the Fund might repurchase Common Shares periodically in open-market or private transactions, provided the Fund can do so on favorable investment terms. The Board will cause the Fund to take any action the Board deems necessary or appropriate to provide liquidity for the shareholders in light of the specific facts and circumstances.


The Fund's repurchase of tendered Common Shares is a taxable event. The Fund will pay all costs and expenses associated with the making of any Repurchase Offer. In accordance with applicable rules of the SEC in effect at the time of the offer, the Fund also may make other offers to repurchase shares that it has issued.



CERTAIN ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST.

The Declaration of Trust includes provisions that limit (i) the ability of other entities or persons to acquire control of the Fund and (ii) the Fund's freedom to engage in certain transactions. These terms may be regarded as "anti-takeover" provisions. Under Delaware law and the Declaration of Trust, the affirmative vote of the holders of at least a majority of the Common Shares outstanding and entitled to be cast as a whole or with respect to any affected series of the Trust is required to approve the Fund's or the series' consolidation with another business entity, a merger of the Fund with or into another business trust or any other business entity, a statutory share exchange and the sale, lease, or exchange of all or any substantial part of the assets of the Trust. In addition, the affirmative vote of the holders of at least 66 2/3% (which is higher than the vote required under Delaware law or the 1940 Act) of the Fund's outstanding Common Shares entitled to be cast is required generally to authorize any of the following transactions:

      o merger, consolidation or statutory share exchange of the Fund with or into any Principal Holder;

      o issuance of any securities of the Fund to any Principal Holder for cash;

      o sale, lease or exchange of all or any substantial part of the Fund's assets to any Principal Holder (except assets having an aggregate market value of less than $1,000,000); or


      o sale, lease or exchange to the Fund, in exchange for Fund securities, of all or any substantial part of the assets of any Principal Holder (except assets having an aggregate fair market value of less than $1,000,000).


A Principal Holder is any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "1934 Act")), that is the beneficial owner, directly or indirectly, of more than 10% of the outstanding Common Shares of the Trust and shall include any affiliate or associate (as such terms are defined in Rule 12b-2 under the 1934 Act) of a Principal Holder, but shall not include Resources or any affiliated person of Resources.

This type of vote is not required when, under certain conditions, the Board approves the transaction. In certain cases involving merger, consolidation or statutory share exchange, however, the affirmative vote of the holders of a majority of the Fund's outstanding Common Shares would nevertheless be required. The Declaration of Trust is on file with the SEC and a shareholder may request a copy from the SEC for a more detailed explanation of these terms.

The provisions of the Declaration of Trust described above and the Fund's right to make a Repurchase Offer for its Common Shares may deprive shareholders of opportunities to sell their Common Shares at a premium over Net Asset Value. This is because a third party will be discouraged from attempting to obtain control of the Fund by making a tender offer for shares of the Trust or similar transaction. The overall impact of these provisions is to reduce the possibility of a merger or of a shareholder that is the beneficial owner of more than 10% of the outstanding shares of the Fund assuming control of the Fund either directly or indirectly through affiliates. These terms, at the same time, present advantages. The provisions likely will require persons seeking control of the Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Fund's management, investment goal and policies. The Board has considered these anti-takeover provisions and concluded that they are in the best interest of the Fund and its shareholders.


      ITEM 10.2.  LONG-TERM DEBT.  Not applicable.


      ITEM 10.3.  GENERAL (OTHER CLASSES OF SECURITIES).  Not applicable.


      ITEM 10.4.  TAXES.

DIVIDENDS AND DISTRIBUTIONS


The Fund declares dividends from its net investment income. The Fund's net investment income is reduced by interest on the Fund's borrowings, and dividends or interest on any senior securities issued by the Fund. Dividends are declared daily (on business days) and paid monthly to shareholders. Capital gains, if any, are distributed at least annually to shareholders, usually in December. Common Shares accrue dividends beginning the day the Fund receives the shareholder's money and continues to accrue up to and including the Repurchase Pricing Date.

FEDERAL INCOME TAXES

As a partnership, the Fund is not subject to U.S. federal income tax. Instead, each shareholder reports separately on its own income tax return its distributive share of the Fund's income, gains, losses, deductions and credits (including foreign tax credits or deductions for creditable or deductible foreign taxes imposed on the Fund). Each shareholder is required to report its distributive share of such items regardless of whether it has received or will receive a corresponding distribution of cash or property from the Fund. In general, cash distributions by the Fund to a shareholder will represent a non-taxable, downward basis adjustment up to the amount of the shareholder's adjusted tax basis in the Fund shares. When a shareholder sells or exchanges shares of the Fund, the shareholder may have a capital gain or loss.

In general, a distribution in partial or complete redemption of a shareholder's shares of the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of the shareholder's entire interest in the Fund. Any loss may be recognized only if the shareholder redeems its entire interest in the Fund for money.

An allocable share of a tax-exempt shareholder's income may be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

The Fund will not be a "regulated investment company" for federal income tax purposes.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 22 in Part B.



ITEM 10.5  OUTSTANDING SECURITIES.

NET ASSET VALUE AND SHARES OUTSTANDING


The Net Asset Value per share for Common Shares on November 8, 2001 was $9.65.


The following table sets forth certain information with respect to Common Shares as of November 8, 2001:


                                        (3)                  (4)
                                    Amount Held             Amount
                                         By              Outstanding
        (1)           (2)           Fund or for          Exclusive of
       Title         Amount             Its               Amount
     of Class      Authorized      Own Account          Shown Under (3)
 ------------------------------------------------------------------------------
   Common Shares
   of beneficial    Unlimited         None             27,044,857.777
     interest


ITEM 10.6  SECURITIES RATINGS.  Not applicable.


ITEM 11.  DEFAULTS AND ARREARS ON SENIOR SECURITIES.  Not applicable.


ITEM 12.  LEGAL PROCEEDINGS.  Not applicable.



ITEM 13.  TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION.


      Item 14.  Cover Page.....................................................

      Item 15.  Table of Contents..............................................

      Item 16.  General Information and History................................

      Item 17.  Investment Objectives and Policies.............................

      Item 18.  Management.....................................................

      Item 19.  Control Persons and Principal Holders of Securities............

      Item 20.  Investment Advisory and Other Services.........................

      Item 21.  Brokerage Allocation and Other Practices.......................

      Item 22.  Tax Status.....................................................

      Item 23.  Financial Statements...........................................

      Useful Terms and Definitions.............................................

      Description of Ratings...................................................

                                                                    Part A





FORM N-2   PART B


ITEM 14.  COVER PAGE

       WHEN READING THIS PART B, YOU WILL SEE CERTAIN TERMS BEGINNING WITH
         CAPITAL LETTERS. THIS MEANS THE TERM IS EXPLAINED UNDER "USEFUL
                             TERMS AND DEFINITIONS."


Franklin Floating Rate Master Trust (the "Trust") is a non-diversified closed-end management investment company that has one series of shares of beneficial interest, the Franklin Floating Rate Master Series (the "Fund"). The Fund's goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.


The Prospectus, which is the foregoing Part A, dated December 1, 2001, and which the Trust may amend from time to time, contains the basic information a shareholder should know before investing in the Fund. For a free copy, call 1-800/DIAL BEN.


This Part B is not a prospectus. It contains information in addition to and in more detail than set forth in the Prospectus. This Part B is intended to provide you with additional information regarding the activities and operations of the Fund, and should be read in conjunction with the Prospectus.

Investment company shares, annuities, and other investment products:


      o are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government;


      o are not deposits or obligations of, or guaranteed or endorsed by, any bank;

      o are subject to investment risks, including the possible loss of principal.


ITEM 15.  TABLE OF CONTENTS


      Item 14.  Cover Page..........................................Cover page

      Item 15.  Table of Contents...........................................2

      Item 16.  General Information and History.............................2

      Item 17.  Investment Objectives and Policies..........................2

      Item 18.  Management..................................................8

      Item 19.  Control Persons and Principal Holders of Securities........13

      Item 20.  Investment Advisory and Other Services.....................13

      Item 21.  Brokerage Allocation and Other Practices...................14

      Item 22.  Tax Status.................................................15

      Item 23.  Financial Statements.......................................23

      Useful Terms and Definitions.........................................18

      Description of Ratings...............................................21



ITEM 16.  GENERAL INFORMATION AND HISTORY.  Not applicable.


ITEM 17.  INVESTMENT OBJECTIVES AND POLICIES

How Does the Fund Invest Its Assets?

INVESTMENT GOAL. The Fund's goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.


      ITEM 17.1  INVESTMENT POLICIES.
                 -------------------

Franklin Advisers, Inc., the Fund's investment manager, uses its credit analysis to select suitable investments for the Fund. The Fund seeks to achieve its goal by investing at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Corporate Loans and Corporate Debt Securities that are made to, or issued by Borrowers that are U.S. companies, foreign borrower and U.S. subsidiaries of borrowers and that have Floating Interest Rates.


The following gives more detailed information about the Fund's investment policies and the types of securities that it may buy. Please read this information together with the section "Investment Policies" in the Prospectus.

RESTRICTIVE COVENANTS. The Borrower under a Corporate Loan and the issuer of a Corporate Debt Security must comply with various restrictive covenants contained in any Corporate Loan agreement between the Borrower and the lending syndicate or in any trust indenture or comparable document in connection with a Corporate Debt Security. A restrictive covenant is a promise by the Borrower to not take certain actions which may impair the rights of Lenders. These covenants, in addition to requiring the scheduled payment of interest and principal, may include restrictions on dividend payments and other distributions to shareholders, provisions requiring the Borrower to maintain specific financial ratios or relationships and limits on total debt. In addition, a covenant may require the Borrower to prepay the Corporate Loan or Corporate Debt Security with any excess cash flow. Excess cash flow generally includes net cash flow after scheduled debt service payments and permitted capital expenditures, among other things, as well as the proceeds from asset dispositions or sales of securities. A breach of a covenant (after giving effect to any cure period) in a Corporate Loan agreement which is not waived by the Agent Bank and the lending syndicate normally is an event of acceleration. This means that the Agent Bank has the right to demand immediate repayment in full of the outstanding Corporate Loan. Acceleration also may occur in the case of the breach of a covenant in a Corporate Debt Security document.

DESCRIPTION OF FLOATING OR VARIABLE INTEREST RATES. The rate of interest payable on floating or variable rate Corporate Loans or Corporate Debt Securities is established as the sum of a base lending rate plus a specified margin. These base lending rates generally are LIBOR, the Prime Rate of a designated U.S. bank, the CD Rate, or another base lending rate used by commercial lenders. The interest rate on Prime Rate-based Corporate Loans and Corporate Debt Securities floats daily as the Prime Rate changes, while the interest rate on LIBOR-based and CD-based Corporate Loans and Corporate Debt Securities is reset periodically, typically between 30 days and one year.

Certain of the floating or variable rate Corporate Loans and Corporate Debt Securities in which the Fund will invest may permit the Borrower to select an interest rate reset period of up to one year. A portion of the Fund's investments may consist of Corporate Loans with interest rates that are fixed for the term of the loan. Investment in Corporate Loans and Corporate Debt Securities with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund's Net Asset Value as a result of changes in interest rates. However, the Fund may attempt to hedge all of its fixed rate Corporate Loans and Corporate Debt Securities against interest rate fluctuations by entering into interest rate swap transactions. The Fund also will attempt to maintain a portfolio of Corporate Loans and Corporate Debt Securities that will have a dollar weighted average period to the next interest rate adjustment of no more than 90 days.

Corporate Loans and Corporate Debt Securities traditionally have been structured so that Borrowers pay higher margins when they elect LIBOR and CD-based borrower options, in order to permit Lenders to obtain generally consistent yields on Corporate Loans and Corporate Debt Securities, regardless of whether Borrowers select the LIBOR or CD-based options, or the Prime-based option. In recent years, however, the differential between the lower LIBOR and CD base rates and the higher Prime Rate base rates prevailing in the commercial bank markets has widened to the point where the higher margins paid by Borrowers for LIBOR and CD-based pricing options do not currently compensate for the differential between the Prime Rate and the LIBOR and CD base rates. Consequently, Borrowers have increasingly selected the LIBOR-based pricing option, resulting in a yield on Corporate Loans and Corporate Debt Securities that is consistently lower than the yield available from the Prime Rate-based pricing option. This trend will significantly limit the ability of the Fund to achieve a net return to shareholders that consistently approximates the average published Prime Rate of leading U.S. banks. Because changes to this trend are inherently unpredictable, the manager cannot predict whether or not the trend will continue.


FOREIGN CURRENCY SWAPS. Foreign currency swaps involve the exchange by the Fund with another party of the right to receive foreign currency (paid under a Corporate Loan or Corporate Debt Security) for the right to receive U.S. dollars. The Fund will enter into a foreign currency swap only if, at the time of entering into the transaction, the counterparty's outstanding debt obligations are investment grade. If there is a counterparty default, the Fund will have contractual remedies pursuant to the swap arrangements. However, if a replacement swap arrangement is unavailable or if the Fund is unable to recover damages from the defaulting counterparty, the Fund's right to foreign currency payments under the loan will be subject to fluctuations based upon changes in the applicable exchange rate. If the Borrower defaults on or prepays the underlying Corporate Loan or Corporate Debt Security, the Fund may be required pursuant to the swap arrangements to compensate the counterparty for fluctuations in exchange rates adverse to the counterparty. In the event of such a default or prepayment, the Fund will set aside in a segregated account an amount of cash or high-grade liquid debt securities at least equal to the amount of compensation that must be paid to the counterparty.


LOANS OF PORTFOLIO SECURITIES. To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers. These loans may not exceed 33 1/3% of the value of the Fund's total assets, measured at the time of the most recent loan. This limitation is a fundamental policy, which means it may not be changed without the approval of the holders of a majority of the Fund's Common Shares. For each loan, the borrower must maintain with the Fund's custodian collateral (consisting of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, or irrevocable letters of credit) with a value at least equal to 100% of the current market value of the loaned securities. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund also continues to receive any distributions paid on the loaned securities. The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.


Where voting rights with respect to the loaned securities pass with the lending of the securities, the manager intends to call the loaned securities to vote proxies, or to use other practicable and legally enforceable means to obtain voting rights, when the manager has knowledge that, in its opinion, a material event affecting the loaned securities will occur or the manager otherwise believes it necessary to vote. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in collateral in the event of default or insolvency of the borrower. The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund's board of trustees, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan.


INTEREST RATE SWAPS. The Fund may enter into interest rate swaps in order to limit the exposure of its fixed rate Corporate Loans and Corporate Debt Securities against fluctuations in interest rates. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments or rights to pay or receive interest, such as an exchange of fixed rate payments for Floating Interest Rate payments. The Fund usually will enter into interest rate swaps on a net basis. This means that the Fund will receive or pay, as the case may be, only the difference between the two payments. The net amount of the Fund's obligations over its entitlements, if any, with respect to each interest rate swap will be accrued on a daily basis. The Fund will then set aside in a segregated account an amount at least equal to the accrued net obligation. If the interest rate swap transaction is entered into on other than a net basis, the full amount of the Fund's obligations will be accrued on a daily basis, and the Fund will segregate an amount equal to the Fund's full obligations.

To the extent that the Fund enters into these transactions for hedging purposes, the manager believes that such obligations do not constitute senior securities under the 1940 Act. Accordingly, the Fund will not include hedging transactions in its limitation on borrowing.

There is no limit on the amount of interest rate transactions that may be entered into by the Fund. The risk of loss with respect to interest rate hedges is limited to the net amount of interest payment that the Fund is obligated to make. If the other party to an interest rate swap defaults, the Fund's risk of loss consists of the net amount of interest payments that the Fund is entitled to receive.

The Fund will not enter into any interest rate hedging transaction unless the manager considers the credit quality of the unsecured senior debt or the claims-paying ability of the other party to be investment grade. If there is a default by the counterparty to such a transaction, bankruptcy and insolvency laws could affect the Fund's rights as a creditor. In recent years, the swap market has grown substantially and many portions of the swap market have become relatively liquid, in comparison with other similar instruments traded in the interbank market. However, there can be no assurance that the Fund will be able to terminate an interest rate swap or be able to sell or offset interest rate caps or floors that it has purchased.

The use of interest rate hedges is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio transactions. If the manager is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these investment techniques were not used.

Since interest rate transactions are individually negotiated, the manager expects to achieve an acceptable degree of correlation between the Fund's rights to receive interest on Participation Interests and its rights and obligations to receive and pay interest pursuant to interest rate swaps.

WARRANTS AND OTHER EQUITY SECURITIES. To a limited extent, the Fund also may acquire Warrants and other Equity Securities. The Fund will only acquire such Warrants and Equity Securities to the extent that they are acquired in connection with or incidental to the Fund's other investment activities.

EFFECTS OF LEVERAGE - PREFERRED SHARES. The Fund also may issue one or more series of preferred shares, although it has no current intention to do so. There is a risk that the costs of issuing additional classes of securities may exceed the income and appreciation, if any, on assets acquired with the offering proceeds. If this occurs, the use of leverage will reduce the investment performance of the Fund compared with what it would have been without leverage. The costs associated with such offerings include interest payments, fees and dividends. The issuance of additional classes of preferred shares involves offering expenses and other costs. Also, it may limit the Fund's freedom to pay dividends on Common Shares or to engage in other activities.

Leverage creates certain risks for holders of Common Shares. Leveraging by the Fund creates an opportunity for greater total return but at the same time, increases exposure to losses. The Net Asset Value of Common Shares may be more volatile than if the Fund were not leveraged. These risks may be reduced through the use of preferred stock that has Floating Interest Rates.

SHORT-TERM INVESTMENTS. Based on the terms of a SEC order that granted exemptive relief from certain provisions of the 1940 Act, the Fund may invest its short-term cash in shares of one or more money market funds managed by the manager or its affiliates.


      ITEM 17.2.  INVESTMENT RESTRICTIONS

The Fund has adopted the following restrictions as fundamental policies. Prior to issuance of any preferred stock, these restrictions may not be changed without the approval of a majority of the Fund's outstanding Common Shares. Under the 1940 Act, this means the lesser of (i) 67% of the Common Shares represented at a meeting at which more than 50% of the outstanding Common Shares are represented or (ii) more than 50% of the outstanding Common Shares. Following the issuance of a class of preferred stock, the following investment restrictions may not be changed without the approval of a majority of the outstanding Common Shares and of the preferred stock, voting together as a class, and the approval of a majority of the outstanding shares of preferred stock, voting separately by class. None of the following restrictions shall be construed to prevent the Fund from investing all of its assets in another management investment company with an investment goal, policies and restrictions that are substantially the same as the investment goal, policies and restrictions of the Fund. As a matter of fundamental policy, the Fund may not:


1. Borrow money or issue senior securities, except as permitted by Section 18 of the 1940 Act and except to the extent that the Fund's investment in foreign currency swaps, when-issued and delayed delivery securities, interest rate hedging transactions and Corporate Loans in connection with revolving credit facilities may be deemed senior securities.


2. Underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the 1933 Act in selling portfolio securities.

3. Make loans to other persons, except that the Fund may invest in loans (including Assignments and Participation Interests, and including secured or unsecured corporate loans), purchase debt securities, enter into repurchase agreements, and lend its portfolio securities.

4. Invest more than 25% of its total assets in the securities of issuers in any one industry; provided that this limitation shall not apply with respect to obligations issued or guaranteed by the U.S. government or by its agencies or instrumentalities; and provided further that the Fund will invest more than 25% and may invest up to 100% of its assets in securities of issuers in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies. For purposes of this restriction, the term "issuer" includes the Borrower, the Agent Bank and any Intermediate Participant (as defined in the Prospectus).

5. Purchase any securities on margin, except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities. The purchase of Corporate Loans, Corporate Debt Securities, and other investment assets with the proceeds of a permitted borrowing or securities offering will not be deemed to be the purchase of securities on margin.

6. Buy or sell real estate (other than (i) interests in real estate investment trusts, (ii) loans or securities that are secured, directly or indirectly, by real estate, or (iii) securities issued by companies that invest or deal in real estate), provided that the Fund may hold for prompt sale and sell real estate or interests in real estate to which the Fund may gain an ownership interest through the forfeiture of collateral securing loans or debt securities held by the Fund.


7. Buy or sell commodities or commodity contracts (other than financial futures), provided that forward foreign currency exchange contracts shall not be deemed to be commodity contracts.


If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of assets will not be considered a violation of any of the foregoing restrictions, except that with respect to borrowing, if the borrowing exceeds the Fund's percentage restriction on borrowing, the Fund will reduce its borrowing within three days to no more than the percentage restriction.


      ITEM 17.3  ADDITIONAL NON-FUNDAMENTAL INVESTMENT POLICIES.

In addition, the Fund has adopted the following non-fundamental investment policies, which may be changed without shareholder approval:

1. The Fund requires that at the end of the close of each business quarter not more than 25% of its total assets will be invested in securities of a single issuer (including corporate loans but excluding US government securities or the securities of regulated investment companies) and in respect of 50% of its total assets, not more than 5% of its assets will be invested in the securities of any one issuer and securities held by the Fund will not consist of more than 10% of any single issuer's outstanding voting securities.

2. The Fund does not intend to invest more than 20% of its assets in the obligations of entities in any single industry.

3. The Fund may not invest more than 20% of its net assets in illiquid securities. Illiquid securities for these purposes are securities which may not be converted to cash for a period of 10 days.

4. The Fund may not invest more than 10% of its net assets in securities that are not listed, traded or dealt in on Recognized Markets.


5. Subject to (6) and (7) below, the Fund may not invest more than 10% of its net assets in securities issued by a single issuer. Related companies/institutions are regarded as a single issuer for the purpose of this restriction.

6. The Fund may not maintain more than 10% of its net assets on deposit with any one institution. This limit is increased to 30% for deposits with, or securities evidencing deposits issued by, or securities guaranteed by; (i) an EU credit institution; (ii) a bank authorized in a member state of the European Free Trade Association (EFTA); (iii) a bank authorized by a signatory state (other than an EU Member State of EFTA) to the Basle Capital Convergence Agreement of July 1998 (Canada, Japan, United States); or (iv) the Custodian of the Company or a bank that is an affiliate of the Custodian of the Company. Related companies and institutions are regarded as a single issuer for the purposes of this restriction.

7. The Fund may invest up to 100% of its net assets in different securities issued or guaranteed by any EU member state or any local authority of an EU member state or by Australia, Canada, Japan, New Zealand, Norway, Switzerland and the United States of America or by any of the following public international bodies of which one or more EU member states are members: the European Investment Bank, the Asian Investment Bank, the World Bank, Euratom, the European Coal and Steel Community, the European Bank for Reconstruction and Development; the International Finance Corporation, the International Bank for Reconstruction and Development and the Inter-American Development Bank. In such circumstances the Fund must hold securities from at least six different issues with securities from any one issue not exceeding 30% of its Net Asset Value.

8. The Fund may not own more than 10% of any class of security issued by any single issuer, unless the issuer is an open-ended collective investment scheme. The Fund may not invest more than 20% of it net assets in another open-ended collective investment scheme. Where investment is made into another collective investment scheme managed by the same management company or by an associated or related company, the manager of the scheme in which the investment is being made will waive the preliminary/initial charge which it is entitled to charge for its own account in relation to the acquisition of units. If a commission is received by the Manager by virtue of an investment in the shares of another collective investment scheme and that other collective investment scheme is managed by a related company then this commission will be paid into the property of the Fund.


9. The Fund may not make short sales of securities or trade securities not owned by it or for its account or otherwise maintain a short position.


10. The Fund' borrowings may not exceed 25% of its net asset value. Repurchase and securities lending agreements used for efficient portfolio management purposes shall not be regarded as borrowings for the purposes of this limitation.


11. The Fund may not invest more than 5% of its net assets in warrants.

The non-fundamental investment restrictions referred to above, except with respect to borrowing, apply at the time of the purchase of the investments. If the limits set out above are exceeded for reasons beyond the control of the Fund, or as a result of the exercise of subscription rights, the Fund must adopt as a priority objective the remedying of that situation, taking due account of the interests of shareholders. For the avoidance of doubt the Fund will not take or seek to take legal or management control of the issuer of any of its underlying investments.


      ITEM 17.4  PORTFOLIO TURNOVER.

The Fund's annual portfolio turnover rate is not expected to exceed 100%. The rate may vary greatly from year to year and will not be a limiting factor when the manager deems portfolio changes appropriate. Although the Fund generally does not intend to trade for short-term profits, the securities held by the Fund will be sold whenever the manager believes it is appropriate to do so. Sales will be made without regard to the length of time the security may have been held. Large Common Share repurchases by the Fund during the quarterly or discretionary Repurchase Offers may require the Fund to liquidate portions of its securities holdings for cash to repurchase the Common Shares. The liquidation of such holdings may result in a higher than expected annual portfolio turnover rate. A 100% annual portfolio turnover rate would occur if the lesser of the value of purchases or sales of the Fund's securities for a year (excluding purchases of U.S. Treasury and other securities with a maturity at the date of purchase of one year or less) were equal to 100% of the average monthly value of the securities, excluding short-term investments, held by the Fund during such year. Higher portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs that the Fund will bear directly.


ITEM 18.  MANAGEMENT

        ITEM 18.1 OFFICERS AND TRUSTEES AND ITEM 18.2 POSITIONS HELD WITH AFFILIATED PERSONS OR PRINCIPAL UNDERWRITERS OF THE TRUST.


The Board has the responsibility for the overall management of the Fund, including general supervision and review of its investment activities. The Board, in turn, elects the officers of the Fund who are responsible for administering the Fund's day-to-day operations.

The name, age and address of the officers and board members, as well as their affiliations, positions held with the trust, and principal occupations during the past five years are shown below.

Frank H. Abbott, III (80)
1045 Sansome Street, San Francisco, CA 94111
TRUSTEE

President and Director, Abbott Corporation (an investment company); director or trustee, as the case may be, of 28 of the investment companies in the Franklin Templeton Investments; and FORMERLY, Director, MotherLode Gold Mines Consolidated (gold mining) (until 1996) and Vacu-Dry Co. (food processing) (until 1996).
Harris J. Ashton (69)
191 Clapboard Ridge Road, Greenwich, CT 06830
TRUSTEE

Director, RBC Holdings, Inc. (bank holding company) and Bar-S Foods (meat packing company); director or trustee, as the case may be, of 48 of the investment companies in the Franklin Templeton Investments; and FORMERLY, President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).

S. Joseph Fortunato (69)
Park Avenue at Morris County, P.O. Box 1945
Morristown, NJ 07962-1945
TRUSTEE

Member of the law firm of Pitney, Hardin, Kipp & Szuch; and director or trustee, as the case may be, of 49 of the investment companies in the Franklin Templeton Investments.

Edith E. Holiday (49)
3239 38th Street, N.W., Washington, DC 20016
TRUSTEE

Director, Amerada Hess Corporation (exploration and refining of oil and gas) (1993-present), Hercules Incorporated (chemicals, fibers and resins) (1993-present), Beverly Enterprises, Inc. (health care) (1995-present), H.J. Heinz Company (processed foods and allied products) (1994-present) and RTI International Metals, Inc. (manufacture and distribution of titanium) (July 1999-present); director or trustee, as the case may be, of 28 of the investment companies in the Franklin Templeton Investments; and FORMERLY, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993), General Counsel to the United States Treasury Department (1989-1990), and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).

*Charles B. Johnson (68)
One Franklin Parkway, San Mateo, CA 94403-1906
CHAIRMAN OF THE BOARD AND TRUSTEE

Chairman of the Board, Chief Executive Officer, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Investment Advisory Services, Inc.; Chairman of the Board, Franklin Advisers, Inc.; Vice President, Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and Franklin Templeton Services, LLC; officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 49 of the investment companies in the Franklin Templeton Investments.

*Rupert H. Johnson, Jr. (61)
One Franklin Parkway, San Mateo, CA 94403-1906
PRESIDENT AND TRUSTEE

Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc.; Director, Franklin Advisers, Inc., Franklin Investment Advisory Services, Inc. and Franklin/Templeton Investor Services, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 51 of the investment companies in the Franklin Templeton Investments.

Frank W.T. LaHaye (72)
20833 Stevens Creek Blvd., Suite 102, Cupertino, CA 95014
TRUSTEE

Chairman, Peregrine Venture Management Company (venture capital); Director, The California Center for Land Recycling (redevelopment); director or trustee, as the case may be, of 28 of the investment companies in the Franklin Templeton Investments; and FORMERLY, General Partner, Miller & LaHaye and Peregrine Associates, the general partners of Peregrine Venture funds.

Gordon S. Macklin (73)
8212 Burning Tree Road, Bethesda, MD 20817
TRUSTEE

Director, Martek Biosciences Corporation, MCI WorldCom, Inc. (information services), MedImmune, Inc. (biotechnology), Overstock.com (internet services), White Mountains Insurance Group, Ltd. (holding company) and Spacehab, Inc. (aerospace services); director or trustee, as the case may be, of 48 of the investment companies in the Franklin Templeton Investments; and FORMERLY, Chairman, White River Corporation (financial services) (until 1998) and Hambrecht & Quist Group (investment banking) (until 1992), and President, National Association of Securities Dealers, Inc. (until 1987).

Harmon E. Burns (56)
One Franklin Parkway, San Mateo, CA 94403-1906
VICE PRESIDENT

Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc. and Franklin Templeton Services, LLC; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin Investment Advisory Services, Inc. and Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 51 of the investment companies in the Franklin Templeton Investments.

Martin L. Flanagan (41)
One Franklin Parkway, San Mateo, CA 94403-1906
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

President, Member - Office of the President, Chief Financial Officer and Chief Operating Officer, Franklin Resources, Inc.; Senior Vice President, Chief Financial Officer and Director, Franklin/Templeton Investor Services, Inc.; Senior Vice President and Chief Financial Officer, Franklin Mutual Advisers, LLC; Executive Vice President, Chief Financial Officer and Director, Templeton Worldwide, Inc.; Executive Vice President, Chief Operating Officer and Director, Templeton Investment Counsel, LLC; Executive Vice President and Chief Financial Officer, Franklin Advisers, Inc.; Chief Financial Officer, Franklin Advisory Services, LLC and Franklin Investment Advisory Services, Inc.; Director, Franklin Templeton Services, LLC; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 51 of the investment companies in the Franklin Templeton Investments.

David Goss (54)
One Franklin Parkway, San Mateo, CA 94403-1906
VICE PRESIDENT

President, Chief Executive Officer and Director, Franklin Select Realty Trust, Property Resources, Inc., Property Resources Equity Trust, Franklin Real Estate Management, Inc. and Franklin Properties, Inc.; officer and director of some of the other subsidiaries of Franklin Resources, Inc.; officer of 52 of the investment companies in the Franklin Templeton Investments; and FORMERLY, President, Chief Executive Officer and Director, Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund (until 1996).

Barbara J. Green (54)
One Franklin Parkway, San Mateo, CA 94403-1906
VICE PRESIDENT

Vice President and Deputy General Counsel, Franklin Resources, Inc.; Senior Vice President, Templeton Worldwide, Inc. and Templeton Global Investors, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc. and of 52 of the investment companies in the Franklin Templeton Investments; and FORMERLY, Deputy Director, Division of Investment Management, Executive Assistant and Senior Advisor to the Chairman, Counselor to the Chairman, Special Counsel and Attorney Fellow, U.S. Securities and Exchange Commission (1986-1995), Attorney, Rogers & Wells (until 1986), and Judicial Clerk, U.S. District Court (District of Massachusetts) (until 1979).

Chauncey F. Lufkin (43)
One Franklin Parkway, San Mateo, CA 94403-1906
VICE PRESIDENT

Senior Vice President and Portfolio Manager, Franklin Advisers, Inc.; and officer of two of the investment companies in the Franklin Templeton Investments.

Edward V. McVey (64)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT

Senior Vice President and National Sales Manager, Franklin Templeton Distributors, Inc.; and officer of 29 of the investment companies in the Franklin Templeton Investments.

Kimberley Monasterio (37)
One Franklin Parkway, San Mateo, CA 94403-1906
TREASURER AND PRINCIPAL ACCOUNTING OFFICER

Vice President, Franklin Templeton Services, LLC; and officer of 33 of the investment companies in the Franklin Templeton Investments.

Murray L. Simpson (64)
One Franklin Parkway, San Mateo, CA 94403-1906
VICE PRESIDENT

Executive Vice President and General Counsel, Franklin Resources, Inc.; officer and/or director of some of the subsidiaries of Franklin Resources, Inc.; officer of 52 of the investment companies in the Franklin Templeton Investments; and FORMERLY, Chief Executive Officer and Managing Director, Templeton Franklin Investment Services (Asia) Limited (until January 2000) and Director, Templeton Asset Management Ltd. (until 1999).

----------------------------
*This board member is considered an "interested person" under federal securities laws.


Note: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers.


      ITEM 18.3  NON-RESIDENT TRUSTEES.  Not applicable.


      ITEM 18.4  COMPENSATION.


Board members who are not interested persons of the Fund or the manager are not currently paid by the Fund although they may receive fees in the future. Board members who serve on the audit committee of the Trust and other funds in the Franklin Templeton Investments receive a flat fee of $2,000 per committee meeting attended, a portion of which is allocated to the Trust. Members of a committee are not compensated for any committee meeting held on the day of a board meeting. Noninterested trustees also may serve as directors or trustees of other investment companies in the Franklin Templeton Investments and may receive fees from these funds for their services. The fees payable to noninterested trustees by the Trust are subject to reductions resulting from fee caps limiting the amount of fees payable to trustees who serve on other boards within the Franklin Templeton Investments. The following table provides the total fees paid to noninterested trustees by the Franklin Templeton Investments.


                         Total Fees Received    Number of Boards in
                            From Franklin           the Franklin
                              Templeton        Templeton Investments
         Name                Investments*      on Which Each Serves**
         ----                -----------       --------------------
Frank H. Abbott, III           $156,953                  28
Harris J. Ashton               $359,404                  48
S. Joseph Fortunato            $359,629                  49
Edith E. Holiday               $248,305                  28
Frank W.T. LaHaye              $165,529                  28
Gordon S. Macklin              $359,504                  48

------------------------------------------
*For the calendar year ended December 31, 2000.
**We base the number of boards on the number of registered investment companies in the Franklin Templeton Investments. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. The Franklin Templeton Investments currently includes 53 registered investment companies, with approximately 162 U.S. based funds or series.

Noninterested trustees are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Investments for which they serve as director or trustee. NO OFFICER OR BOARD MEMBER RECEIVES ANY OTHER COMPENSATION, INCLUDING PENSION OR RETIREMENT BENEFITS, DIRECTLY OR INDIRECTLY, FROM THE FUND OR OTHER FUNDS IN THE FRANKLIN TEMPLETON INVESTMENTS. Certain officers or Board members who are shareholders of Resources may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

Board members historically have followed a policy of having substantial investments in one or more of the funds in the Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid such Board member. Investments in the name of family members or entities controlled by a Board member constitute fund holdings of such Board member for purposes of this policy, and a three-year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a Board member's fund holdings existing on February 27, 1998 are valued as of such date with subsequent investments valued at cost.

As of November 1, 2001, the officers and Board members, as a group, owned of record and beneficially less than 1% of the total outstanding shares of the Fund. Many of the Board members own shares in other funds in the Franklin Templeton Investments.



      ITEM 18.5  CODES OF ETHICS.

The Fund, its manager and principal underwriter have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund, its manager and principal underwriter will be governed by the code of ethics.

The code of ethics is on file with, and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The codes of ethics are also available on the EDGAR Database on the SEC's Internet website at http://www.sec.gov. Copies of the codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.


ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


As of November 1, 2001, the following shareholder owned more than 5% of the Common Shares that were issued and outstanding:

      (1) Chase Manhattan Bank Ireland, FBO Franklin Floating Rate Fund PLC, organized in Ireland, which owned 22,105,920 Common Shares or 99.90% of the Common Shares that were issued and outstanding.



ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT MANAGER AND SERVICE PROVIDED. The Fund's investment manager is Franklin Advisers, Inc. The manager provides investment research and portfolio management services, including the selection of securities for the Fund to buy, hold or sell and the selection of brokers through whom the Fund's portfolio transactions are executed. The manager's activities are subject to the review and supervision of the Board to whom the manager renders periodic reports of the Fund's investment activities. The manager and its officers, directors and employees are covered by fidelity insurance for the protection of the Fund.


The manager and its affiliates act as investment manager to numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the Fund. Similarly, with respect to the Fund, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by the 1940 Act, may buy or sell for its or their own account or for the accounts of any other Fund. The manager is not obligated to refrain from investing in securities held by the Fund or other funds that it manages. Of course, any transactions for the accounts of the manager and other access persons will be made in compliance with the Fund's Code of Ethics.


MANAGEMENT FEES. The Fund pays its own operating expenses. These expenses include the manager's management fees; taxes, if any; custodian, legal and auditing fees; the fees and expenses of Board members who are not members of, affiliated with, or interested persons of the manager; fees of any personnel not affiliated with the manager; insurance premiums; trade association dues; expenses of obtaining quotations for calculating the Fund's Net Asset Value; and printing and other expenses that are not expressly assumed by the manager.


The Fund pays the manager a fee equal to an annual rate of 0.80% of the average daily net assets of the Fund. The fee is computed daily according to the terms of the management agreement.


ADMINISTRATIVE SERVICES. FT Services provides certain administrative services and facilities for the Fund. These include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements. FT Services is a wholly owned subsidiary of Resources.


The Fund pays FT Services a monthly fee equal to an annual rate of 0.15% of the Fund's average daily net assets up to $200 million, 0.135% of average daily net assets over $200 million up to $700 million, 0.10% of average daily net assets over $700 million up to $1.2 billion, and 0.075% of average daily net assets over $1.2 billion.


SHAREHOLDER SERVICING AGENT. The Fund will reimburse Investor Services for certain out-of-pocket expenses, which may include payments by Investor Services to entities, including affiliated entities, that provide sub-shareholder services, recordkeeping and/or transfer agency services to beneficial owners of the Fund.

CUSTODIAN. Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York 10286, acts as custodian of the securities and other assets of the Fund. The custodian does not participate in decisions relating to the purchase and sale of portfolio securities.


AUDITOR. PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, California 94105, is the Fund's independent auditor. The auditor's services will consist of rendering an opinion on the financial statements of the Fund included in the Fund's Annual Report to Shareholders for each fiscal year.



ITEM 21.  BROKERAGE ALLOCATION AND OTHER PRACTICES

The manager selects brokers and dealers to execute the Fund's portfolio transactions in accordance with criteria set forth in the management agreement and any directions that the Board may give.

When placing a portfolio transaction, the manager seeks to obtain prompt execution of orders at the most favorable net price. For portfolio transactions on a securities exchange, the amount of commission paid by the Fund is negotiated between the manager and the broker executing the transaction. The determination and evaluation of the reasonableness of the brokerage commissions paid are based to a large degree on the professional opinions of the persons responsible for placement and review of the transactions. These opinions are based on the experience of these individuals in the securities industry and information available to them about the level of commissions being paid by other institutional investors of comparable size. The manager will ordinarily place orders to buy and sell over-the-counter securities on a principal rather than agency basis with a principal market maker unless, in the opinion of the manager, a better price and execution can otherwise be obtained. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask price.

The manager may pay certain brokers commissions that are higher than those another broker may charge, if the manager determines in good faith that the amount paid is reasonable in relation to the value of the brokerage and research services it receives. This may be viewed in terms of either the particular transaction or the manager's overall responsibilities to client accounts over which it exercises investment discretion. The services that brokers may provide to the manager include, among others, supplying information about particular companies, markets, countries, or local, regional, national or transnational economies, statistical data, quotations and other securities pricing information, and other information that provides lawful and appropriate assistance to the manager in carrying out its investment advisory responsibilities. These services may not always directly benefit the Fund. They must, however, be of value to the manager in carrying out its overall responsibilities to its clients.

It is not possible to place a dollar value on the special executions or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Fund's officers are satisfied that the best execution is obtained, the sale of the Fund's Common Shares, as well as shares of other funds in the Franklin Templeton Investments, also may be considered a factor in the selection of broker-dealers to execute the Fund's portfolio transactions.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

Due to the nature of the primary investments by the Fund, the Fund will generally pay no brokerage commissions or very little brokerage commissions.


The Fund did not own securities of its regular broker-dealers during the last fiscal year.



ITEM 22.  TAX STATUS

CLASSIFICATION OF THE FUND


The Fund will be treated as a separate partnership for federal income tax purposes and not as an association taxable as a corporation. The Fund will not be a "regulated investment company." The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership" under certain safe harbors provided in Treasury Regulations.

TAXATION OF PARTNERSHIP OPERATIONS GENERALLY

As a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each shareholder in the Fund will be required to report separately on its own income tax return its distributive share of items of the Fund's income, gain, losses, deductions and credits, and to do so regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. In general, cash distributions by the Fund to a shareholder will represent a non-taxable, downward basis adjustment up to the amount of such shareholder's adjusted tax basis in its Fund shares.

CALCULATION OF INVESTOR'S "ADJUSTED BASIS" AND "AT RISK BASIS"

Each shareholder's adjusted basis in its Fund shares will equal its purchase price for the shares, increased by the amount of its share of items of income and gain of the Fund and reduced, but not below zero, by: (a) the amount of its share of Fund deductions and losses; (b) expenditures which are neither properly deductible nor properly chargeable to its capital account; and (c) the amount of any distributions received by such shareholder.

CURRENT DISTRIBUTIONS BY THE FUNDS; REDEMPTIONS
CURRENT DISTRIBUTIONS/PARTIAL REDEMPTIONS. A current cash distribution by the Fund with respect to shares held by a shareholder will result in taxable gain to the distributee shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. Gain recognized as a result of such distributions is considered gain from the sale or exchange of the shareholder's shares in the Fund. Loss is not recognized by a shareholder as a result of a current distribution by the Fund. A current distribution reduces the distributee shareholder's adjusted basis in its Fund shares, but not below zero.

LIQUIDATION OF A SHAREHOLDER'S ENTIRE INTEREST IN THE FUND. Generally, a distribution or series of distributions by the Fund to a shareholder that results in termination of its entire interest in the Fund results in gain to the distributee shareholder to the extent that cash, if any, distributed exceeds the shareholder's adjusted basis in its Fund shares. When only cash is distributed, loss is recognized to the extent that the shareholder's adjusted basis in its Fund shares exceeds the amount of cash distributed. Any gain or loss recognized as a result of such distributions is considered gain or loss from the sale or exchange of the distributee shareholder's Fund shares and generally is capital gain or loss.

PRE-CONTRIBUTION GAIN. Certain tax rules limit the use of partnerships such as the Fund to eliminate taxation of built-in gain on appreciated assets contributed to a partnership. Under these rules, pre-contribution gain or loss is recognized by a shareholder that contributes property to the Fund if the property is subsequently distributed to another shareholder within seven years after the date of the original contribution. A similar seven-year limitation applies to a redeeming shareholder if the Fund distributes appreciated property to the shareholder and the shareholder had previously contributed different property to the Fund. In the latter case, pre-contribution gain (but not loss) is recognized by the redeeming shareholder to the extent of the lesser of the amount of appreciation in the property on the distribution date and amount of pre-contribution gain.

TAX TREATMENT OF CAPITAL GAINS AND LOSSES

Amounts realized from the sale or exchange of assets of the Fund will generally be treated as capital gains or losses. A net capital loss allocated to a shareholder may be used to offset other capital gains. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. Shareholders other than corporations are generally subject to the tax rules applicable to individuals.

U.S. GOVERNMENT OBLIGATIONS

States grant tax-free status to a shareholder's allocable share of interest earned by the Fund on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Fund. Investments in Government National Mortgage Association or Federal National Mortgage Association securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

DIVIDENDS-RECEIVED DEDUCTION

Because the Fund's income primarily consists of interest rather than dividends, none of its income allocated to a U.S. corporate shareholder will generally be eligible for the dividends-received deduction.

INVESTMENT IN COMPLEX SECURITIES

The Fund may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund and/or defer the Fund's ability to recognize losses. In turn, these rules may affect the amount, timing or character of the income allocated to shareholders of the Fund. If the Fund purchases shares in certain foreign investment entities called "passive foreign investment companies," shareholders of the Fund may be subject to U.S federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of these shares even if the Fund distributes such income to its shareholders.

TAX-EXEMPT INVESTORS

Certain tax-exempt organizations are subject to a tax on "unrelated business taxable income" ("UBTI"). Income from certain types of investments made by the Fund which is allocated to tax-exempt shareholders could be treated as UBTI subject to tax. In addition, to the extent that the Fund borrows in connection with the acquisition of any property, income from such debt-financed property may be subject to the tax on UBTI. If the Fund incurs UBTI, it intends to furnish annually to each tax-exempt shareholder after the end of the Fund's fiscal year the information necessary to enable the shareholder to determine the portion of its distributive share of each item of income, gain and deduction that is to be taken into account in determining UBTI.

FOREIGN INCOME TAXES

The Fund may pay or accrue foreign income taxes in connection with its investments. Such amounts will be deemed to be paid to the foreign government by the shareholders of the Fund. A shareholder may (subject to certain limitations) elect each taxable year to treat its share of these foreign income taxes as a credit against its U.S. income tax liability or to deduct such amount from its U.S. taxable income. However, a shareholder's ability to obtain a credit or deduction for such taxes depends on the particular circumstances applicable to that shareholder, and it is possible that a shareholder may get little or no benefit with respect to its share of foreign taxes paid or accrued by the Fund.

NON-U.S. INVESTORS

Non-U.S. shareholders in the Fund will generally not be subject to U.S. federal income tax or U.S. withholding tax on their distributive share of U.S. source "portfolio" interest and capital gains and foreign source income of the Fund. Non-U.S. shareholders will be subject to a 30% withholding tax (unless reduced by an applicable treaty and not otherwise subject to limitation of benefits under the Internal Revenue Code) on their distributive share, if any, of other fixed and determinable income from U.S. sources that is not effectively connected with the conduct of a U.S. trade or business. Non-U.S. shareholders who are individuals also may be subject to U.S. estate tax as a result of an investment in the Fund.

STATE AND LOCAL TAXATION

A shareholder's distributive share of the Fund's taxable income or loss generally is taken into account in determining the shareholder's state and local income tax liability in a jurisdiction in which such shareholder is a resident or does business.

THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL INCOME TAX PLANNING. PROSPECTIVE FUND SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE EFFECTS OF THIS INVESTMENT IN THEIR OWN TAX SITUATION.


ITEM 23.  FINANCIAL STATEMENTS

The audited financial statements and auditor's report in the Trust's Annual Report to Shareholders, for the fiscal year ended July 31, 2001, are incorporated by reference (are legally a part of this Part B).


USEFUL TERMS AND DEFINITIONS

1940 Act - Investment Company Act of 1940, as amended. The 1940 Act governs the operations of the Fund.

1933 Act - Securities Act of 1933, as amended

Agent Bank - A Lender that administers a Corporate Loan on behalf of all Lenders on a Corporate Loan. The Agent Bank typically is responsible for the collection of principal and interest and fee payments from the Borrower, and distributes these payments to the other Lenders. The Agent Bank is usually responsible for enforcing the terms of the Corporate Loan. The Agent Bank is compensated for these services.

Assignment - An interest in a portion of a Corporate Loan. The purchaser of an Assignment steps into the shoes of the original Lender. An Assignment from a Lender gives the Fund the right to receive payments directly from the Borrower and to enforce its rights as a Lender directly against the Borrower.

Board - The Board of Trustees of the Trust

Borrower - A corporation that borrows money under a Corporate Loan or issues Corporate Debt Securities. The Borrower is obligated to make interest and principal payments to the Lender of a Corporate Loan or to the holder of a Corporate Debt Security.

CD - Certificate of deposit

CD Rate - The interest rate currently available on certificates of deposit

Code - Internal Revenue Code of 1986, as amended

Common Shares - Shares of beneficial interest in the Fund

Corporate Debt Securities - Obligations issued by corporations in return for investments by securityholders. In exchange for their investment in the corporation, securityholders receive income from the corporation and the return of their investments. The corporation typically pledges to the securityholders collateral which will become the property of the securityholders in case the corporation defaults in paying interest or in repaying the amount of the investments to securityholders.

Corporate Loan - A loan made to a corporation. In return, the corporation makes payments of interest and principal to the Lenders. The corporation typically pledges collateral which becomes the property of the Lenders, in case the corporation defaults in paying interest or principal on the loan. Corporate Loans include Participation Interests in Corporate Loans and Assignments of Corporate Loans.

Declaration of Trust - The Agreement and Declaration of Trust of the Fund, which is the basic charter document of the Fund



Distributors - Franklin/Templeton Distributors, Inc., is a wholly owned subsidiary of Resources, a registered broker-dealer and member of the NASD. This Part B lists the Fund's officers and Board members who are affiliated with Distributors.

Floating Interest Rate - One of the following: (i) a variable interest rate which adjusts to a base interest rate, such as LIBOR or the CD Rate on set dates; or (ii) an interest rate that floats at a margin above a generally recognized base lending interest rate such as the Prime Rate of a designated U.S. bank.


Franklin Templeton Funds - The U.S. registered mutual funds in the Franklin Group of Funds(R)and the Templeton Group of Funds except Franklin Templeton Variable Insurance Products Trust, Templeton Capital Accumulator Fund, Inc., and Templeton Variable Products Series Fund

Franklin Templeton Group - Franklin Resources, Inc., a publicly owned holding company, and its various subsidiaries

Franklin Templeton Investments - All U.S. registered investment companies in the Franklin Group of Funds(R)and the Templeton Group of Funds

FT Services - Franklin Templeton Services, LLC, the Fund's administrator


Illiquid - Illiquid property or securities cannot be sold within seven days, in the ordinary course of business, at approximately the valued price.

Intermediate Participant - A Lender, Participant or Agent Bank interposed between the Fund and a Borrower, when the Fund invests in a Corporate Loan through a Participation Interest.

Investor Services - Franklin/Templeton Investor Services, Inc., the Fund's shareholder servicing and transfer agent

IRS - Internal Revenue Service

Lender - The party that loans money to a corporation under a Corporate Loan. A Corporate Loan in which the Fund may invest is often negotiated and structured by a group of Lenders. The Lenders typically consist of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions. The Fund acts as a Lender when it directly invests in a Corporate Loan or when it purchases an Assignment.

LIBOR - The London InterBank Offered Rate, the interest rate that the most creditworthy international banks charge each other for large loans.

Moody's - Moody's Investors Service, Inc.

NASD - National Association of Securities Dealers, Inc.

Net Asset Value (NAV) - The net asset value of an investment company is determined by deducting the company's liabilities from the total assets of the company. The net asset value per share is determined by dividing the net asset value of the company by the number of shares outstanding.

NRSRO - a nationally recognized statistical rating organization, such as S&P or Moody's

NYSE - New York Stock Exchange

Participant - A holder of a Participation Interest in a Corporate Loan

Participation Interest - An interest which represents a fractional interest in a Corporate Loan. The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests.

Prime Rate - The interest rate charged by leading U.S. banks on loans to their most creditworthy customers

Prospectus - The prospectus for the Fund dated December 1, 2001, which we may amend from time to time


Recognized Market - Includes the following Stock Exchanges: (i) all stock exchanges in a Member State of the European Union; (ii) all stock exchanges in a Member State of the European Economic Area (EEA) (Norway, Iceland and Liechtenstein); and (iii) a stock exchange located in any of the following countries: Australia, Canada, Japan, Hong Kong, New Zealand, Switzerland and USA. It also includes the following Markets: (i) the market organized by the International Securities Markets Association; (ii) the market conducted by the "listed money market institutions" as described in the Bank of England publication "The Regulation of the Wholesale Cash and OTC Derivatives (in Sterling, foreign currency and bullion); (iii) AIM - the Alternative Investment Market in the UK, regulated and operated by the London Stock Exchange; (iv) the over-the-counter market in Japan regulated by the Securities Dealers Association of Japan; (v) NASDAQ in the United States; (vi) the market in U.S. government securities conducted by primary dealers regulated by the Federal Reserve Bank of New York; (vii) the over-the-counter market in the United States regulated by the National Association of Securities Dealers Inc. (Also may be described as: the over-the-counter market in the United States conducted by primary and secondary dealers by the Securities and Exchanges Commission and by the National Association of Securities Dealers (and by banking institutions regulated by the U.S. Comptroller of the Currency, the Federal Reserve System or Federal Deposit Insurance Corporation)); (viii) the French market for "Titres de Creance Negotiable (over-the-counter market in negotiable debt instruments); (ix) EASDAQ (European Association of Securities Dealers Automated Quotation); and (x) the over-the-counter market in Canadian Government Bonds, regulated by the Investment Dealers Association of Canada.


Repurchase Offers - The quarterly offers by the Fund to repurchase a designated percentage of the outstanding Common Shares owned by the Fund's shareholders. Once every two years the Board may determine in its sole discretion to have one additional Repurchase Offer in addition to the regular quarterly Repurchase Offers.

Repurchase Payment Deadline - The date by which the Fund must pay shareholders for Common Shares repurchased in a Repurchase Offer, as stated in the shareholder notification. The Repurchase Payment Deadline may be no later than seven days after the Repurchase Pricing Date.

Repurchase Pricing Date - The date after the Repurchase Request Deadline on which the Fund determines the Net Asset Value applicable to the repurchase of Common Shares in a Repurchase Offer, as stated in the shareholder notification or, under certain circumstances, an earlier date than the scheduled date, but not earlier than the Repurchase Request Deadline. As set by fundamental policy of the Fund, the Repurchase Pricing Date must occur not later than the fourteenth day after the Repurchase Request Deadline or the next business day, if the fourteenth day is not a business day.

Repurchase Request Deadline - The date by which Investor Services, on behalf of the Fund, must receive the shareholders' request for repurchase of their Common Shares in conjunction with a Repurchase Offer, as stated in the shareholder notification.

Resources - Franklin Resources, Inc.

SAI - Statement of Additional Information

S&P - Standard & Poor's Ratings Group(R)

SEC - U.S. Securities and Exchange Commission

Unsecured Corporate Loans and Unsecured Corporate Debt Securities - Corporate Loans and Corporate Debt Securities that are not backed by collateral. Thus, if a Borrower Defaults on an Unsecured Corporate Loan or Unsecured Corporate Debt Security, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due.

We/Our/Us - Unless a different meaning is indicated by the context, these terms refer to the Fund and/or Investor Services, or other wholly owned subsidiaries of Resources.


APPENDIX

DESCRIPTION OF RATINGS

CORPORATE BOND RATINGS

MOODY'S

Aaa - Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds rated Aa are judged to be high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risks appear somewhat larger.

A - Bonds rated A possess many favorable investment attributes and are considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa - Bonds rated Baa are considered medium-grade obligations. They are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba - Bonds rated Ba are judged to have predominantly speculative elements and their future cannot be considered well assured. Often the protection of interest and principal payments is very moderate and, thereby, not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds rated Caa are of poor standing. These issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds rated Ca represent obligations that are speculative to a high degree. These issues are often in default or have other marked shortcomings.

C - Bonds rated C are the lowest rated class of bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond ratings. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

S&P

AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

AA - Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and, in the majority of instances, differ from AAA issues only in a small degree.

A - Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB - Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

BB, B, CCC, CC - Bonds rated BB, B, CCC and CC are regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While these bonds will likely have some quality and protective characteristics, they are outweighed by large uncertainties or major risk exposures to adverse conditions.

C - Bonds rated C are typically subordinated debt to senior debt that is assigned an actual or implied CCC- rating. The C rating also may reflect the filing of a bankruptcy petition under circumstances where debt service payments are continuing. The C1 rating is reserved for income bonds on which no interest is being paid.

D - Debt rated D is in default and payment of interest and/or repayment of principal is in arrears. Plus (+) or minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.


COMMERCIAL PAPER RATINGS

MOODY'S

Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually their promissory obligations not having an original maturity in excess of nine months. Moody's employs the following designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

P-1 (Prime-1): Superior capacity for repayment.

P-2 (Prime-2): Strong capacity for repayment.

S&P

S&P's ratings are a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues within the "A" category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety, as follows:

A-1: This designation indicates the degree of safety regarding timely payment is very strong. A "plus" (+) designation indicates an even stronger likelihood of timely payment.

A-2: Capacity for timely payment on issues with this designation is strong. The relative degree of safety, however, is not as overwhelming as for issues designated A-1.

A-3: Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

                                                                 Part B

                       FRANKLIN FLOATING RATE MASTER TRUST

                                    FORM N-2

                           PART C - OTHER INFORMATION

ITEM 24.   FINANCIAL STATEMENTS AND EXHIBITS.

1)    Financial Statements incorporated in Part B by reference

                Included in Part B:

           a) Financial Statements incorporated in Part B by reference to the Registrant's Annual Report to Shareholders dated July 31, 2001 as filed with the SEC on Form N-30D on October 10, 2001:

                (i)  Financial Highlights for the year ended July 31, 2001

                (ii)  Statement of Investments, July 31, 2001

                (iii) Statement of Assets and Liabilities - July 31, 2001

                (iv)  Statement of Operations - for the year ended July 31,
                      2001

                (v) Statements of Changes in Net Assets - for the year ended July 31, 2001 and for the period March 24, 2000 to July 31, 2000

                (vi)  Statement of Cash Flows - for the year ended July 31,
                      2001

                (vii) Reconciliation of Net Investment Income to Net Cash
                      Provided by Operations Activities - for the year ended July 31, 2001

                (viii)Notes to Financial Statements

                (ix)  Independent Auditors' Report

           2)   Exhibits:

                (a)  Charter

                     (i) Certificate of Trust dated November 16, 1999 is hereby incorporated by reference to EX-99.(a)(i) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

                     (ii) Amendment to the Certificate of Trust dated March 21,
                          2000 is hereby incorporated by reference to EX-99.(a)(ii) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

                     (iii)Agreement and Declaration of Trust dated November 16,
                          1999 is hereby incorporated by reference to EX-99.(a)(iii) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

                     (iv) Amendment to Agreement and Declaration of Trust dated
                          March 21, 2000 is hereby incorporated by reference to EX-99.(a)(iv) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

                     (v) Certificate of Amendment of Agreement and Declaration of Trust of Franklin Floating Rate Master Trust dated July 19, 2001 is filed herewith as Exhibit No. EX-99.(a)(v)

                (b)  By-Laws

                     (i) By-Laws dated March 21, 2000 are hereby incorporated by reference to EX-99.(b)(i) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

                     (ii) Amendment to By-Laws dated July 19, 2001 is filed
                          herewith as Exhibit No. EX-99.(b)(ii)

(c)   Voting Trust Agreements

                     Not Applicable

                (d)  (i)  Specimen of Stock Certificate:

                          Not Applicable

                     (ii) Agreement and Declaration of Trust

                          ARTICLE III, SHARES
                              SECTIONS 3.01 - 3.07

                          ARTICLE V - HOLDERS' VOTING POWERS AND MEETINGS.
                              SECTIONS 5.01 - 5.02

                          ARTICLE VI - NET ASSET VALUE, DISTRIBUTIONS, AND REPURCHASE OF SHARES

                          ARTICLE VIII - MISCELLANEOUS
                              SECTIONS 8.02 - 8.03

                          By-Laws

                          ARTICLE II - MEETINGS OF HOLDERS

                             ARTICLE III - DIVIDENDS

                          ARTICLE IX - GENERAL MATTERS:
                          SECTIONS 3 - 7

                          PART A:  Prospectus
                          ITEM 10.1

                (e)  Dividend Reinvestment Plan

                     Not Applicable

                (f)  Long-Term Debt Instruments

                     Not Applicable

                (g)  Investment Advisory Contracts

                     (i) Investment Advisory Agreement between the Registrant and Franklin Advisers, Inc. dated March 24, 2000 is hereby incorporated by reference to EX-99.(g)(i) to Amendment No. 1 to the Registrant's Registration Statement on Form N-2 as filed on May 15, 2000

                (h)  Underwriting Agreement

                     Not Applicable

                (i)  Bonus, Profit Sharing, Pension Plans

                     Not Applicable

                (j)  Custodian Agreements and Depository Contracts

                     (i) Master Custody Agreement dated February 16, 1996 is hereby incorporated by reference to EX-99.(j)(i) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

                     (ii) Amendment dated May 7, 1997 to Master Custody
                          Agreement dated February 16, 1996 is hereby incorporated by reference to EX-99.(j)(ii) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

                     (iii) Amendment dated February 27, 1998 to Master Custody
                           Agreement dated February 16, 1996 is hereby incorporated by reference to EX-99.(j)(iii) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

                     (iv) Amendment dated August 30, 2000 to Exhibit A of the
                          Master Custody Agreement dated February 16, 1996 is hereby incorporated by reference to EX-99 (j)(iv) to the Registrant's Registration Statement on Form N-2 as filed November 30, 2000

                     (v) Amendment dated March 28, 2001, to Exhibit A of the Master Custody Agreement dated February 16, 1996 is filed herewith as Exhibit No. EX-99.(j)(vi)

                     (vi) Amendment dated May 16, 2001, to Master Custody
                          Agreement between Registrant and Bank of New York dated February 16, 1996 is filed herewith as Exhibit No. EX-99.(j)(v)

                     (vi) Amended and Restated Foreign Custody Manager Agreement
                          between the Registrant and Bank of New York made as of May 16, 2001 is filed herewith as Exhibit
                          No. EX-99.(j)(vi)

                   (viii) Terminal Link Agreement between Registrant and Bank of America dated February 16, 1996 is hereby incorporated by reference to EX-99.(j)(xi) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

                (k)  Other Material Contracts

                     (i) Fund Administration Agreement between Registrant and Franklin Templeton Services, LLC dated January 1, 2001 is filed herewith as Exhibit No. EX-99.(k)(i)

                (l)  Opinions of Counsel and Consent

                     Not Applicable

                (m) Non-Resident Officers/Directors - Consent to Service of Process

                     Not Applicable

                (n)  Other Opinions and Consents

                     Not Applicable

                (o)  Omitted Financial Statements

                     Not Applicable

                (p)  Agreements Regarding Initial Capital

                     (i) Subscription Agreement dated March 24, 2000 between the Registrant and Franklin Resources, Inc. is hereby incorporated by reference to EX-99.(p)(i) to Amendment No. 1 to the Registrant's Registration Statement on Form N-2 as filed on May 15, 2000

                     (ii) Subscription Agreement dated March 24, 2000 between
                          the Registrant and Templeton Investment Counsel, Inc. is hereby incorporated by reference to EX-99.(p)(ii) to Amendment No. 1 to the Registrant's Registration Statement on Form N-2 as filed on May 15, 2000

                (q)  Model Retirement Plans

                     Not Applicable

                (r)  Codes of Ethics

                     (i) Code of Ethics of the Registrant and Franklin Advisers, Inc. is filed herewith as Exhibit No. EX-99.(r)(i)

                (s) (i) Power of Attorney dated March 21, 2000 is hereby incorporated by reference to EX-99.(s)(i) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

                     (ii) Certificate of Secretary dated March 21, 2000 is
                          hereby incorporated by reference to EX-99.(s)(ii) to the Registrant's Registration Statement on Form N-2 as filed on March 24, 2000

ITEM 25.   MARKETING ARRANGEMENTS
           None

ITEM 26.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth the expenses incurred during the fiscal period of the Fund ended July 31, 2001 in connection with the issuance and distribution of the Common Shares of the Registrant being registered in this registration statement under the Investment Company Act of 1940, other than underwriting discounts and commissions.

                                                             FISCAL YEAR ENDED
      EXPENSES                                                JULY 31, 2001
                                                             -----------------
      Federal Taxes                                                   $0
      State Taxes and Fees                                            $0
      Trustees' Expenses                                            $334.53
      Printing and Mailing Expenses                                 $307.69
      Rating Agency Expenses                                          $0
      Legal, Audit & Accounting Services Fees Expenses           $50,812.85
      Administrative Services Fees                              $185,810.96
                                                                ------------
      Total                                                     $237,266.03

ITEM 27.   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

           Not Applicable

ITEM 28.   NUMBER OF HOLDERS OF SECURITIES.
           As of September 30, 2001

                (1)                            (2)
           TITLE OF CLASS           NUMBER OF RECORD HOLDERS
           Common shares,
           per value $0.01
           per share                           3

ITEM 29.   INDEMNIFICATION

           Under Article III, Section 3.07 of Registrant's Agreement and Declaration of Trust, as amended, if any Holder or former Holder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Holder of the Trust (or by having been a Holder of a particular Series), and not because of such Person's acts or omissions, the Holder or former Holder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from, and indemnified out of the assets of the Trust or out of the assets of the applicable Series (as the case may be) against, all loss and expense arising from such claim or demand; provided that such indemnification shall be limited in amount to no more than the net assets held with respect to such Series or the Trust (where there is no Series).

           Under Article VII, Section 7.02 of the Registrant's Agreement and Declaration of Trust, as amended, the Trustees of the Registrant shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Registrant, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Registrant out of its assets may indemnify and hold harmless each and every Trustee and officer of the Registrant from and against any and all claims, demands, costs, losses, expenses and damages whatsoever arising out of or related to the performance of his or her duties as a Trustee or officer of the Registrant; provided that nothing contained in Registrant's Agreement and Declaration of Trust shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Registrant or any Holder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.


ITEM 30.   BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

The officers and directors of Franklin Advisers, Inc. (Advisers), Registrant's manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A of Form ADV of Advisers (SEC File 801-26292) incorporated herein by reference, which sets forth the officers and directors of the Advisers.

ITEM 31.   LOCATION OF ACCOUNTS AND RECORDS

           The accounts, books or other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940, as amended, are kept by the Registrant or its shareholder services agent, Franklin Templeton Investor Services, LLC, both of whose address is One Franklin Parkway, San Mateo, CA 94403-1906.


ITEM 32.   MANAGEMENT SERVICES

           Not Applicable

ITEM 33.   UNDERTAKINGS

           Not Applicable

                                    SIGNATURE

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, and the State of California, on the 29th day of November, 2001.

                               FRANKLIN FLOATING RATE MASTER TRUST
                                   Registrant

                               /S/ RUPERT H. JOHNSON, JR.*
                               -------------------------------
                               Rupert H. Johnson, Jr.
                               President


*By:  /s/ David P. Goss
      -------------------------
      David P. Goss, Attorney-in-Fact
      (pursuant to Power of Attorney previously filed.)


                       FRANKLIN FLOATING RATE MASTER TRUST
                             REGISTRATION STATEMENT
                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION                                LOCATION

EX-99.(a)(v)      Certificate of Amendment of                Attached
                  Agreement and Declaration of
                  Trust of Franklin Floating Rate
                  Master Trust date July 19, 2001

EX-99.(b)(ii)     Amendment to By-Laws dated July            Attached
                  19, 2001

EX-99.(j)(v)      Amendment dated March 28, 2001,            Attached
                  to Exhibit A of the Master
                  Custody Agreement dated February
                  16, 1996.

EX-99.(j)(vi)     Amendment dated May 16, 2001, to           Attached
                  Master Custody Agreement between
                  Registrant and Bank of New York
                  dated February 16, 1996

EX-99.(j)(vii)    Amended and Restated Foreign               Attached
                  Custody Manager Agreement
                  between the Registrant and Bank
                  of New York made as of May 16,
                  2001

EX-99.(k)(i)      Fund Administration Agreement              Attached
                  between Registrant and Franklin
                  Templeton Services, LLC dated
                  January 1, 2001

EX-99.(r)(i)      Code of Ethics of the Registrant           Attached
                  and Franklin Advisers, Inc.